Exhibit 2.1


--------------------------------------------------------------------------------
                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                AMREP CORPORATION

                           KABLE MEDIA SERVICES, INC.

                          GLEN GARRY ACQUISITION, INC.

                          PALM COAST DATA HOLDCO, INC.

                              PALM COAST DATA, LLC

                                       and

               THE SELLERS SET FORTH ON THE SIGNATURE PAGE HERETO

                          Dated as of November 7, 2006
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                              ARTICLE I THE MERGER

SECTION 1.1    The Merger....................................................2
SECTION 1.2    Closing Date and Effective Time...............................2
SECTION 1.3    Closing.......................................................3

                         ARTICLE II MERGER CONSIDERATION

SECTION 2.1    Conversion of Shares..........................................6
SECTION 2.2    Stock Appreciation Rights; Options; Phantom Debt..............7
SECTION 2.3    Pre-Closing Adjustment........................................9
SECTION 2.4    Post-Closing Adjustment......................................10

             ARTICLE III REPRESENTATIONS AND WARRANTIES OF HOLDINGS

SECTION 3.1    Organization and Authority...................................12
SECTION 3.2    Capitalization...............................................13
SECTION 3.3    Consents and Approvals; No Violations........................14
SECTION 3.4    Financial Statements.........................................15
SECTION 3.5    Absence of Material Adverse Changes, etc.....................15
SECTION 3.6    No Undisclosed Liabilities...................................17
SECTION 3.7    Taxes........................................................17
SECTION 3.8    Employee Benefit Plans.......................................19
SECTION 3.9    Environmental Matters........................................21
SECTION 3.10   Legal Proceedings, etc.......................................22
SECTION 3.11   Compliance with Applicable Law...............................22
SECTION 3.12   Certain Contracts and Arrangements...........................23
SECTION 3.13   Real Property................................................25
SECTION 3.14   Employees; Labor Matters.....................................27
SECTION 3.15   Insurance....................................................27
SECTION 3.16   Intellectual Property........................................28
SECTION 3.17   Customers....................................................29
SECTION 3.18   Certain Fees.................................................29
SECTION 3.19   Title to Assets..............................................30
SECTION 3.20   Receivables..................................................30
SECTION 3.21   Suppliers....................................................30
SECTION 3.22   Geographic Limitations.......................................30
SECTION 3.23   Records......................................................30
SECTION 3.24   Bank Accounts................................................31
SECTION 3.25   Indebtedness.................................................31
SECTION 3.26   Absence of Certain Business Practices........................31
SECTION 3.27   Disclosure...................................................32
SECTION 3.28   Disclaimer of Warranties by Holdings.........................32

                                   ARTICLE IV


            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS

SECTION 4.1    Organization and Authority...................................32
SECTION 4.2    Holdings Share Ownership.....................................33
SECTION 4.3    Consents and Approvals; No Violations........................33
SECTION 4.4    Certain Fees.................................................33
SECTION 4.5    Legal Proceedings, etc.......................................33
SECTION 4.6    Disclaimer of Warranties.....................................34

        ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 5.1    Corporate Organization and Authority.........................34
SECTION 5.2    Consents and Approvals; No Violations........................35
SECTION 5.3    Legal Proceedings, etc.......................................36
SECTION 5.4    Certain Fees.................................................37
SECTION 5.5    Acquisition of Holdings Shares for Investment................37
SECTION 5.6    Financing....................................................37
SECTION 5.7    Investigation by Parent; Holdings' Liability.................37
SECTION 5.8    Disclaimer of Warranties.....................................38

                              ARTICLE VI COVENANTS

SECTION 6.1    Conduct of the Business......................................38
SECTION 6.2    Access to Information and Real Property; Confidentiality.....40
SECTION 6.3    Delivery of Monthly Financial Statements.....................40
SECTION 6.4    Reasonable Best Efforts......................................41
SECTION 6.5    Governmental Authorizations..................................41
SECTION 6.6    Public Announcements.........................................42
SECTION 6.7    Employee Matters.............................................42
SECTION 6.8    Tax Matters..................................................43
SECTION 6.9    Audit; Cooperation...........................................44
SECTION 6.10   Return of Insurance Receivables..............................44
SECTION 6.11   Update.......................................................45
SECTION 6.12   Further Assurances...........................................45
SECTION 6.13   Restrictive Covenants........................................45

             ARTICLE VII CONDITIONS TO PARENT'S OBLIGATION TO CLOSE

SECTION 7.1    Representations and Warranties; Covenants....................48
SECTION 7.2    Absence of Legal Proceedings.................................49
SECTION 7.3    Consents and Terminations....................................49
SECTION 7.4    Additional Conditions........................................49
SECTION 7.5    HSR Act......................................................50
SECTION 7.6    Deliverables.................................................50
SECTION 7.7    Restructuring Transactions...................................50

            ARTICLE VIII CONDITIONS TO HOLDINGS' OBLIGATIONS TO CLOSE

SECTION 8.1    Representations and Warranties; Covenants....................50
SECTION 8.2    Absence of Legal Proceedings.................................50
SECTION 8.3    HSR Act......................................................50
SECTION 8.4    Deliverables.................................................51

                             ARTICLE IX TERMINATION

SECTION 9.1    Termination..................................................51
SECTION 9.2    Procedure and Effect of Termination..........................51

                            ARTICLE X INDEMNIFICATION

SECTION 10.1   Survival.....................................................52
SECTION 10.2   Indemnification Provisions for Benefit of Parent.............53
SECTION 10.3   Indemnification Provisions for Benefit of Sellers............55
SECTION 10.4   Special Indemnification Provisions for Benefit of Parent.....55
SECTION 10.5   Exclusive Remedy.............................................55
SECTION 10.6   Manner of Payment............................................56

                            ARTICLE XI MISCELLANEOUS

SECTION 11.1   Certain Definitions..........................................56
SECTION 11.2   Notices......................................................56
SECTION 11.3   Interpretation...............................................57
SECTION 11.4   Amendments, Modification and Waiver..........................57
SECTION 11.5   Expenses.....................................................58
SECTION 11.6   Release......................................................58
SECTION 11.7   Successors and Assigns; Binding Effect.......................58
SECTION 11.8   Governing Law................................................59
SECTION 11.9   Jurisdiction; Forum..........................................59
SECTION 11.10  Severability.................................................59
SECTION 11.11  Third Party Beneficiaries....................................59
SECTION 11.12  Schedules; Materiality.......................................59
SECTION 11.13  Entire Agreement.............................................60
SECTION 11.14  Counterparts; Facsimile Delivery.............................60
SECTION 11.15  Specific Performance.........................................60
SECTION 11.16  Sellers' Representative......................................61

                              ARTICLE XII GUARANTEE

SECTION 12.1   Publico Guarantee............................................62

                             INDEX OF DEFINED TERMS



Action......................................................................22
Adverse Consequences........................................................55
Affected Employee...........................................................43
Affiliates..................................................................15
Aggregate Liquidation Preference.............................................7
Aggregate Option Amount......................................................8
Agreement....................................................................1
Annualized Adjusted EBITDA...................................................9
Annualized Adjusted Net Revenues............................................10
Applicable Option Amount.....................................................8
Applicable SAR Amount........................................................8
Audit.......................................................................45
Certificate of Merger........................................................2
Class A Common Stock.........................................................1
Class B Common Stock.........................................................1
Closing......................................................................3
Closing Date.................................................................2
Closing Notice..............................................................51
Closing Statement...........................................................10
Closing Working Capital.....................................................11
Code........................................................................20
Company......................................................................1
Company Common Interests....................................................14
Company Intellectual Property...............................................29
Confidential Information....................................................48
Confidentiality Agreement...................................................41
Current Assets..............................................................10
Current Liabilities.........................................................11
Debt Amount..................................................................4
DGCL.........................................................................2
Disclosure Schedule.........................................................12
Effective Time...............................................................2
Employee Benefit Plans......................................................19
Encumbrances................................................................15
Environmental Claim.........................................................21
Environmental Laws..........................................................21
ERISA.......................................................................19
ERISA Affiliate.............................................................19
Escrow Agent.................................................................5
Escrow Agreement.............................................................5
Escrow Amount................................................................5
Estimated Working Capital....................................................9
Extension Notice............................................................53
Final Statement.............................................................10

Financial Statements........................................................15
Fully Diluted Basis.........................................................12
GAAP.........................................................................9
Governmental Authority......................................................15
Hazardous Materials.........................................................21
Holdings.....................................................................1
Holdings Breach.............................................................55
Holdings Shares..............................................................1
HSR Act.....................................................................42
Indemnification Basket......................................................55
Indemnification Cap.........................................................55
Independent Accounting Firm.................................................11
Insurance Proceeds..........................................................46
Intellectual Property.......................................................28
June Balance Sheet..........................................................15
June Financial Statements...................................................15
Knowledge of Holdings.......................................................58
Law.........................................................................22
Leased Real Property........................................................26
Leases......................................................................26
Liability...................................................................16
MAE Change Date.............................................................51
Material Adverse Effect.....................................................58
Material Contracts..........................................................23
Material Customers..........................................................29
Material Maintenance Contracts..............................................23
Material Supplier...........................................................31
Merger.......................................................................1
Merger Consideration.........................................................9
Merger Consideration Decrease...............................................12
Merger Consideration Increase...............................................11
Merger Sub...................................................................1
Operating Leases............................................................10
Option Agreements............................................................8
Options......................................................................1
Owned Real Property.........................................................26
Parent.......................................................................1
Parent Breach...............................................................56
Per Escrow Amount............................................................7
Per Share Amount.............................................................7
Permits.....................................................................22
Permitted Encumbrances......................................................25
Person......................................................................13
Phantom Debt.................................................................1
Plan.........................................................................1
Post-Closing Tax Return.....................................................44
Predecessor.................................................................15

Preferred Holder.............................................................4
Preferred Shares.............................................................1
Prior Agreements............................................................25
Prior Sellers...............................................................25
Publico......................................................................1
Real Property...............................................................26
Release.....................................................................21
Released Parties............................................................60
Representatives.............................................................41
Restructuring Transactions...................................................1
SARs.........................................................................1
Seller Claims...............................................................60
Seller Releasing Parties....................................................60
Sellers......................................................................1
Sellers' Representative.....................................................63
Subsidiary..................................................................13
Supplemental Disclosure.....................................................46
Surviving Company............................................................2
Target Working Capital.......................................................9
Tax.........................................................................19
Tax Return..................................................................19
Tax Returns.................................................................19
Taxes.......................................................................19
Termination Date............................................................53
Transfer Taxes..............................................................45
Working Capital.............................................................10

     AGREEMENT  AND  PLAN  OF  MERGER,  dated  as  of  November  7,  2006  (this
"Agreement"),  by and among KABLE MEDIA SERVICES,  INC., a Delaware  corporation
 ---------
("Parent"),  GLEN  GARRY  ACQUISITION,   INC.,  a  Delaware  corporation  and  a
  ------
wholly-owned  subsidiary of Parent ("Merger Sub"), PALM COAST DATA HOLDCO, INC.,
                                     ----------
a Delaware  corporation  ("Holdings"),  and the  Persons  (as defined in Section
                           --------
3.1(a) hereof) set forth on the signature page hereto and designated as sellers (the "Sellers") and, with respect to Section 12.1 only, AMREP CORPORATION, an
      -------
Oklahoma corporation ("Publico").
                       -------
                                   WITNESSETH

     WHEREAS, the Board of Directors of Parent and the Board of Directors of Merger Sub have each approved this Agreement and the merger of Merger Sub with and into Holdings, whereby each outstanding share of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and Class B Common Stock,
                            ---------------------
par  value  $0.01 per share  (the  "Class B Common  Stock"),  of  Holdings  (the
                                    ---------------------
"Holdings  Shares")  will be  converted  into the right to receive the Per Share
 ----------------
Amount (as defined in Section 2.1 hereof) in accordance with this Agreement, upon the terms and subject to the conditions and limitations set forth herein (the "Merger");
      ------

     WHEREAS, the Board of Directors and stockholders of Holdings have unanimously determined that the Merger is fair to, advisable and in the best interests of Holdings and its stockholders and have unanimously approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

     WHEREAS, the members of the management of Palm Coast Data LLC, a Delaware limited liability company (the "Company") have each elected to settle for a cash
                                -------
payment, pursuant to Section 2.2(c) of this Agreement, all of the issued and outstanding stock appreciation rights that have been allocated to phantom equity ("SARs"), all amounts allocated to phantom debt under the Incentive Agreements
  ----
set forth in Section 2.2(a) of the Disclosure Schedule (as defined herein) (the "Phantom Debt") and, pursuant to Section 2.2(b) of this Agreement, all of the
 ------------
issued and  outstanding  options to acquire Class B Common Stock (the "Options")
                                                                       -------
under Holdings' 2005 Stock Option Plan (the "Plan");
                                             ----

     WHEREAS,  in connection with the  Restructuring  Transactions  described in
Section  1.1 of the  Disclosure  Schedule  (the  "Restructuring  Transactions"),
                                                  ---------------------------
Holdings will issue shares of its Series A Redeemable Voting Preferred Stock, par value $0.01 per share (the "Preferred Shares"), which, as a result of the
                                 -----------------
Merger, will be converted into the right to receive the Aggregate Liquidation Preference (as defined in Section 2.1 hereof) in accordance with this Agreement, upon the terms and subject to the conditions and limitations set forth herein.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions hereafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger.
                 ----------

     (a) The Merger.  Upon the terms and subject to the  satisfaction or waiver,
         ----------
if permissible, of the conditions hereof, at the Effective Time, Merger Sub shall be merged with and into Holdings, whereupon the separate corporate existence of Merger Sub shall cease, and Holdings shall survive and continue to exist (Holdings, as the surviving corporation in the Merger, is sometimes referred to herein as the "Surviving Company").

     (b) Name.  The name of the  Surviving  Company  shall be "Palm  Coast  Data
         ----
Holdco, Inc."

     (c) Certificate of Incorporation  and Bylaws. As of the Effective Time, the
         ----------------------------------------
certificate of incorporation and bylaws of the Surviving Company shall be amended and restated in their entirety to read as the certificate of incorporation and bylaws, respectively, of Merger Sub as in effect immediately prior to the Merger, in each case until thereafter amended in accordance with applicable Law (as defined in Section 3.11 hereof), except as set forth in
Section 1.1(b) hereof.

     (d)  Directors  and Officers of the  Surviving  Company.  The  directors of
          --------------------------------------------------
Merger Sub immediately before the Merger shall comprise all of the directors of the Surviving Company immediately after the Merger, each of whom shall serve until such time as their successors shall be duly elected. The officers of Merger Sub immediately before the Merger shall comprise all of the officers of the Surviving Company immediately after the Merger, each of whom shall serve until such time as their successors shall be duly elected.

     (e) Effect of the Merger.  At the Effective  Time, the effect of the Merger
         --------------------
shall be as provided in Section 259 of the Delaware General Corporation Law (the "DGCL"). At the Effective Time, all Holdings Shares held by Parent shall be cancelled and extinguished and no additional consideration shall be payable therefor.

     SECTION 1.2 Closing Date and Effective Time. Subject to the satisfaction or
                 -------------------------------
waiver, if permissible, of the conditions set forth in Articles VII and VIII, other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver, if permissible, of those conditions, the parties shall cause a certificate of merger relating to the Merger (the "Certificate of Merger") to be filed with the
                                    ---------------------
Secretary of State of the State of Delaware pursuant to the DGCL on (i) the later of (x) January 16, 2007 and (y) a date selected by Parent after such satisfaction or waiver that is no later than five (5) business days after such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree (the "Closing Date"). The Merger shall become effective upon such
                     ------------
filing of the Certificate of Merger (the "Effective Time").
                                          --------------

     SECTION 1.3 Closing.
                 -------

     (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of DLA Piper US LLP, 1200 Nineteenth
 -------
Street, NW, Washington, D.C. 20036 at 10:00 a.m., local time, or at such other place and time as the parties shall mutually agree, on the Closing Date.

     (b) At the Closing, Holdings shall deliver or cause to be delivered the following to Parent:

          (i) a certificate of an officer of Holdings in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that the conditions specified in Sections 7.1, 7.2 and 7.4 hereof have been fulfilled;

          (ii) the stockholder records and minute books of Holdings and the limited liability company member records and minute books of the Company;

          (iii) a certificate of an officer of Holdings in form and substance satisfactory to Parent, to be dated as of the Closing Date, attaching (A) a copy of the resolutions duly adopted by the Board of Directors of Holdings, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and any other documents or instruments contemplated hereby, and certifying that such resolutions have not been rescinded, revoked, amended or modified and remain in full force and effect as of the Closing, (B) a copy of the resolutions duly adopted by the stockholders of Holdings, approving and adopting this Agreement and the transactions contemplated hereby, and certifying that such resolutions have not been rescinded, revoked, amended or modified and remain in full force and effect as of the Closing, (C) a true, correct and complete copy of the certificate of incorporation and bylaws of Holdings, as amended to date, and certifying that such documents are in full force and effect as of the Closing, and (D) incumbency, authority and specimen signatures of each of the officers of Holdings executing this Agreement and any other document or instrument executed on behalf of Holdings in connection with the transactions contemplated hereby and certifying the authenticity of such signatures;

          (iv) a certificate from the Secretary of State of the State of Delaware as to (A) Holdings' incorporation, valid existence and good standing as a domestic corporation in the State of Delaware and (B) the Company's formation, valid existence and good standing as a domestic limited liability company in the State of Delaware, together with a certificate of good standing from the Secretary of State or other appropriate governmental official of each jurisdiction in which Holdings or the Company, as applicable, is qualified to conduct its business as a foreign entity, all dated no more than five days prior to the Closing Date;

          (v) the resignations of the members of the Board of Directors of Holdings and the Board of Managers of the Company;

          (vi) an executed counterpart to the Escrow Agreement (as defined in Section 1.3(c)(vi) hereof);

          (vii) certificates representing all Company Common Interests (as defined in Section 3.2(b) hereof);

          (viii) all appropriate payoff letters or other documentation sufficient to evidence satisfaction and payment of the outstanding balances under all Indebtedness (as defined in Section 3.25 hereof) of the Company and Holdings, which Holdings and the Sellers have represented is the Indebtedness listed in Section 1.3(b)(viii) of the Disclosure Schedule (other than any Indebtedness which is specified in Section 1.1 of the Disclosure Schedule as not being repaid at the Closing), and any interest therein or thereon or other amounts payable with respect thereto (the "Debt
                                                                            ----
     Amount"),  and all  applicable  Encumbrance  (as defined in Section  3.3(a)
     ------
     hereof) releases, cancelled notes or other evidence of Indebtedness duly marked as cancelled;

          (ix) the third party consents and documents evidencing the termination of the agreements, in each case as specified in Section 1.3(b)(ix) of the Disclosure Schedule;

          (x) certificates from each of the Sellers substantially in the form set forth in Treasury Regulation Section 1.1445-2(b);

          (xi) an opinion from DLA Piper US LLP addressed to the Parent and dated as of the Closing Date in substantially the form attached hereto as Exhibit A;

          (xii) evidence of the payment of all bonuses accrued through the date of Closing under the Company's 2006 Incentive Compensation Plan;

          (xiii) evidence of the completion of the Restructuring Transactions immediately prior to the Closing; and

          (xiv) all other documents required to be delivered by Holdings on or prior to the Closing Date pursuant to this Agreement, or otherwise required from Holdings in connection herewith to consummate the transactions contemplated herein.

     (c) At the Closing, Parent shall deliver:

          (i) to each holder of Holdings Shares, the Per Share Amount in cash multiplied by the aggregate number of Holdings Shares next to the name of such holder in Section 4.2 of the Disclosure Schedule by wire transfer of immediately available funds to the bank accounts designated by such Holders not less than three business days prior to the Closing;

          (ii) to each holder of Preferred Shares (the "Preferred Holder"),,  an
                                                        ----------------
     amount in cash equal to the Aggregate Liquidation Preference of such Preferred Shares by wire transfer of immediately available funds to the bank accounts designated by such Preferred Holder not less than three business days prior to the Closing;

          (iii) on behalf of Holdings or the Company, as applicable, the Debt Amount, by wire transfer of immediately available funds to the bank account(s) designated in the payoff letters described in Section 1.3(b)(viii), in the amounts and in the manner specified in such payoff letters;

          (iv) on behalf of Holdings, to each holder of SARs, the portion of the Aggregate SAR Amount allocable to such holder, as calculated pursuant to
     Section 2.2(c) hereof, less any amounts required to be withheld under applicable Law, by wire transfer of immediately available funds to the bank accounts designated by such Holder prior to the Closing;

          (v) on behalf of Holdings, to each holder of Options, the portion of the Aggregate Option Amount allocable to such holder, as calculated pursuant to Section 2.2(b) hereof, less any amounts required to be withheld under applicable Law, by wire transfer of immediately available funds to the bank accounts designated by such Holder prior to the Closing;

          (vi) to an escrow agent (the "Escrow Agent"),  mutually  acceptable to
                                        ------------
     Parent and Holdings, as part of the Merger Consideration, an amount equal to $3,500,000 (the "Escrow Amount") pursuant to an escrow agreement,
                            --------------
     substantially  in the  form  attached  hereto  as  Exhibit  B (the  "Escrow
                                                                          ------
     Agreement"),  in order to secure  the  indemnification  obligations  of the
     ---------
     Sellers pursuant to Section 10.2 hereof;

          (vii) to Holdings, a certificate of an officer of Parent in form and substance reasonably satisfactory to Holdings, dated as of the Closing Date, to the effect that the conditions specified in Sections 8.1 and 8.2 hereof have been fulfilled;

          (viii) to Holdings, a certificate of the Secretary or Assistant Secretary of Parent in form and substance satisfactory to Holdings, to be dated as of the Closing Date, attaching (A) a copy of the resolutions duly adopted by the Board of Directors of Parent, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and any other documents or instruments contemplated hereby, and certifying that such resolutions have not been rescinded, revoked, amended or modified and remain in full force and effect as of the Closing, (B) a true, correct and complete copy of each of the certificate of incorporation and bylaws of Parent, as amended to date, and certifying that such documents are in full force and effect as of the Closing, and (C) incumbency, authority and specimen signatures of each of the officers of Parent executing this Agreement and any other document or instrument executed on behalf of Parent in connection with the transactions contemplated hereby and certifying the authenticity of such signatures;

          (ix) to Holdings, an executed counterpart to the Escrow Agreement; and

          (x) all other documents required to be delivered by Parent on or prior to the Closing Date pursuant to this Agreement or otherwise required from Parent in connection herewith to consummate the transactions contemplated herein.

     (d) At the Closing, Merger Sub shall deliver to Holdings:

          (i) a certificate of an officer of Merger Sub in form and substance satisfactory to Holdings, to be dated as of the Closing Date, attaching (A) a copy of the resolutions duly adopted by the Board of Directors of Merger Sub, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and any other documents or instruments contemplated hereby, and certifying that such resolutions have not been rescinded, revoked, amended or modified and remain in full force and effect as of the Closing, (B) a copy of the resolutions duly adopted by the Parent as the stockholder of Merger Sub, approving and adopting this Agreement and the transactions contemplated hereby, and certifying that such resolutions have not been rescinded, revoked, amended or modified and remain in full force and effect as of the Closing, (C) a true, correct and complete copy of the certificate of incorporation and bylaws of Merger Sub, as amended to date, and certifying that such documents are in full force and effect as of the Closing, and (D) incumbency, authority and specimen signatures of each of the officers of Merger Sub executing this Agreement and any other document or instrument executed on behalf of Merger Sub in connection with the transactions contemplated hereby and certifying the authenticity of such signatures; and

          (ii) to Holdings, all other documents required to be delivered by Merger Sub on or prior to the Closing Date pursuant to this Agreement or otherwise required from Merger Sub in connection herewith to consummate the transactions contemplated herein.

     (e) At the Closing, each Seller shall deliver to Parent:

          (i) a certificate of such Seller in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that the conditions specified in Sections 7.1, 7.2 and 7.4 hereof have been fulfilled;

          (ii) an executed counterpart to the Escrow Agreement;

          (iii) stock certificates representing all of the Holdings Shares and Preferred Shares owned by such Seller, if any; and

          (iv) evidence of the settlement of all of the SARs, Options and Phantom Debt held by such Seller, if any, in the manner specified in
     Section 2.3 of this Agreement.

                                   ARTICLE II

                              MERGER CONSIDERATION

     SECTION 2.1 Conversion of Shares.
                 --------------------

     (a) Subject to the provisions of this Agreement, each Holdings Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and shall as of the Effective Time automatically be converted into and shall thereafter only represent (i) the right to receive cash, without any interest, in the amount of the Per Share Amount and (ii) the right to receive in cash such Holdings Shares' pro rata share, on a Fully Diluted Basis (as defined in Section 2.4(c) hereof), of any amounts to be distributed or paid to the Sellers pursuant to the Escrow Agreement and any other amounts to be distributed or paid to the Sellers pursuant to the terms of this Agreement. For purposes of this Agreement, the "Per Share Amount" and the
                                                       ----------------
"Per Share Escrow  Amount" shall be calculated as set forth in Section 2.1(a) of
 ------------------------
the Disclosure Schedule.

     (b) Subject to the provisions of this Agreement, each Preferred Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and shall as of the Effective Time automatically be converted into and shall thereafter only represent the right to receive cash, without any interest, in the amount of the liquidation preference for such Preferred Share as provided in Holdings' Amended and Restated Certificate of Incorporation establishing the terms of the Preferred Shares (the "Aggregate
                                                                       ---------
Liquidation Preference").
----------------------

     (c) At the Effective Time, the transfer books of Holdings shall be closed as to holders of Holdings Shares and Preferred Shares immediately prior to the Effective Time and no transfer of Holdings Shares or Preferred Shares by any such holder shall thereafter be made or recognized.

     (d) At and after the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Company and the common stock so converted shall constitute the only outstanding capital stock of the Surviving Company.

     SECTION 2.2 Stock Appreciation Rights; Options; Phantom Debt.
                 ------------------------------------------------
     (a) Effective as of the date of this Agreement, each of the Amended and Restated Incentive Agreements (the "Incentive Agreements") between Holdings and the holders of phantom debt ("Phantom Debt") as set forth in Section 2.2(a) of
                               -------------
the Disclosure Schedule shall be further amended to provide that the holder may elect to receive payment of such Phantom Debt that is otherwise payable in the future under Section 4 of the Incentive Agreements as of the later of (i) the Effective Time or (ii) January 2, 2007 (the "Payment Date"). By executing this
                                             -------------
Agreement, each such holder agrees to such amendment and elects under his or her Incentive Agreement, as amended by this Agreement, to receive payment of such Phantom Debt on the Payment Date. Thus, on the Payment Date, Parent shall settle, or cause to be settled, on behalf of Holdings and its Subsidiary, all amounts allocated to Phantom Debt under the Incentive Agreements, as amended by this Agreement, whether or not such Phantom Debt is then vested or exercisable (it being understood that any outstanding Phantom Debt shall vest in full upon the Closing), for a dollar amount applicable to such Phantom Debt as set forth in Section 2.2(a) of the Disclosure Schedule (the "Applicable Phantom Debt
                                                        ------------------------
Amount"). Each Phantom Debt holder who is entitled to receive his or her portion
------
of the Applicable Phantom Debt Amount, all of whom are Sellers, shall accept such amount (less payroll tax withholdings) in full settlement and discharge of all rights of the Phantom Debt holder as to all of the Phantom Debt that he or she holds under the applicable Incentive Agreement, as amended by this Agreement. In addition, any unpaid interest on such Phantom Debt provided for in Sections 4(a)(ii) and 4(a)(iii) of the Incentive Agreements, as accrued after the last full calendar quarter ending immediately before the Closing Date through the Closing Date, shall be paid to the applicable holder on the Closing Date.

     (b) At the Effective Time, Parent shall settle, or cause to be settled, on behalf of Holdings and its Subsidiary, each outstanding Option granted under the 2005 Stock Option Plan between Holdings and the holders of Options and listed in
Section 2.2(b) of the Disclosure Schedule (together,  the "Option  Agreements"),
                                                           ------------------
whether or not such Options are then vested or exercisable (it being understood that any outstanding Options shall vest in full upon the Closing), for a dollar amount equal to the excess of the Per Share Amount over the Exercise Price as set forth in Section 2.2(b) of the Disclosure Schedule (such excess, if any, in respect of such Option, the "Applicable Option Amount"). Each Option holder who
                             ------------------------
is entitled to receive the Applicable Option Amount, all of whom are Sellers, shall accept such amount (less applicable payroll tax withholdings) in full settlement and discharge of all rights of the Option holder for each Option that he or she holds under the applicable Option Agreement. The aggregate amount paid at Closing pursuant to this Section 2.2(b) (including applicable withholding taxes) shall be referred to in this Agreement as the "Aggregate Option Amount."
                                                      -----------------------

     (c) At the Effective Time, Parent shall settle, or cause to be settled, on behalf of Holdings and its Subsidiary, each outstanding SAR granted under the Incentive Agreements, whether or not such SARs are then vested or exercisable (it being understood that any outstanding SARs shall vest in full upon the Closing), for a dollar amount equal to the SAR Exercise Price in respect of the SAR (which for purposes of this Section 2.2(c) shall equal the Per Share Amount) (the "Applicable SAR Amount"). Such payment shall be made pursuant to Section
       ----------------------
4(e) of the Incentive Agreements, and Parent agrees to amend such Section 4(e) by the end of 2007 (or by such later time as is permitted by the Internal Revenue Service) to provide that such payments may only be made in the event of a "change in control," as defined in the final regulations to be issued under
Section 409A of the Code and to otherwise amend such Incentive Agreements to comply with Section 409A of the Code and the final regulations to be issued thereunder. Each SAR holder who is entitled to receive the Applicable SAR Amount, all of whom are Sellers, shall accept such amount (less applicable payroll tax withholdings) in full settlement and discharge of all rights of the SAR holder for each SAR that he or she holds under the applicable Incentive Agreement. The aggregate amount paid at the Effective Time (including applicable withholding taxes) shall be referred to in this Agreement as the "Aggregate SAR
                                                                   -------------
Amount".
------

     (d) Notwithstanding anything to the contrary in Sections 2.2(b) and 2.2(c), each holder of SARs and each holder of Options shall be entitled to receive their pro rata share, on a Fully Diluted Basis, of any amounts to be distributed or paid to Sellers pursuant to the Escrow Agreement and any other amounts to be distributed or paid to the Sellers pursuant to the terms of this Agreement (in each case, less applicable payroll tax withholdings). All amounts payable pursuant to Sections 2.2(b) and 2.2(c) shall be paid by wire transfer of immediately available funds to the bank accounts designated by the applicable Sellers prior to the Closing.

     (e) Notwithstanding anything to the contrary in Section 2.2(a) hereof, if the Closing occurs before January 2, 2007, Parent on the Closing Date, in lieu of making future payments of Phantom Debt under Section 4 of the Incentive

Agreements or making payments of Phantom Debt under Section 2.2(a) hereof, shall instead deposit an amount equal to the aggregate amount of such payments into a separate subaccount in the escrow account established pursuant to the Escrow Agreement, to be paid on January 2, 2007, as contemplated by Section 2.2(a) hereof. Such subaccount shall be subject to the creditors of Parent. No interest shall be added to the funds in such subaccount other than interest earned by the escrow subaccount itself.

     (f) The amendment and election described in Section 2.2(a) hereof are intended to comply with the IRS's transition rules under Section 409A of the Code, as set forth in the preamble to Section 1.409A-1, et seq. of the Proposed Treasury Regulations and in Notice 2006-79, and, therefore, to result in a permissible amendment and election as to timing and form of the payment of deferred compensation under Section 409A to the extent such amounts would not otherwise be payable in 2006 and to the extent such amendment and election would not cause an amount to be paid in 2006 that would not otherwise be payable in 2006, under a good faith interpretation of the Incentive Agreements, Section 409A of the Code and applicable guidance thereunder. The required amendment to
Section 4(e) of the Incentive Agreements that is described in Section 2.2(c) hereof is intended to allow payment under Section 4(e) of the Incentive Agreements in good-faith compliance with Section 409A of the Code and the applicable guidance thereunder.

     SECTION 2.3 Pre-Closing Adjustment.
                 ----------------------

     (a) The "Target Working Capital" is $1,800,000.  At least three (3) but not
              ----------------------
more than five (5) business days prior to Closing, Holdings shall deliver to Parent a statement that sets forth Holdings' good faith estimate of the Working Capital of Holdings estimated through and including the Closing Date (the "Estimated Working Capital"). The Estimated Working Capital shall be determined
 -------------------------
in accordance with generally accepted accounting principles ("GAAP"),  except as
                                                              ----
set forth in Section 3.4 of the Disclosure Schedule, using the same methodology (in terms of selection of GAAP accounting policies and principles) as was used to prepare Holding's unaudited consolidated balance sheet as of June 30, 2006. If Parent disputes Holdings' calculation of the Estimated Working Capital, Parent shall notify Holdings of such dispute at least one (1) business day prior to Closing and in such event the Estimated Working Capital for purposes of this
Section 2.3 shall be deemed to equal the Working Capital reflected on Holdings' unaudited consolidated balance sheet as of June 30, 2006. The Merger Consideration shall be increased by the positive amount by which the Estimated
                        ---------
Working Capital exceeds Target Working Capital, or the Merger Consideration shall be decreased by the positive amount by which Target Working Capital exceeds the Estimated Working Capital. For the avoidance of doubt, the Estimated Working Capital shall exclude the Insurance Proceeds (as defined in Section 6.9 hereof). The "Merger Consideration" shall be $92,000,000, minus the Debt Amount,
              --------------------                        -----
minus the  Aggregate  Liquidation  Preference,  minus the  amount  specified  in
-----                                           -----
Section 2.3(b),  plus the amount  specified in Section  2.3(c),  plus the amount
                 ----                                            ----
specified  in Section  2.3(d),  plus or minus the amounts  specified in Sections
                                ----    -----
2.3(a) and 2.4 (Working Capital). If the Annualized Adjusted EBITDA of Holdings derived from the Audit for the period from August 9, 2005 to June 30, 2006 is equal to or more than $7,847,000 but less than $8,500,000, then the Merger Consideration shall be reduced by an amount equal to 9.75 multiplied by the difference between (i) the Annualized Adjusted EBITDA derived from the Audit for the period from August 9, 2005 to June 30, 2006 and (ii) $8,500,000. For purposes of this Agreement, (A) "Annualized Adjusted EBITDA" means earnings
                                    ----------------------------
before interest, taxes, depreciation and amortization multiplied by 1.123, after making the adjustments set forth on Schedule 3.4 and Schedule 2.3(a) and (B) "Annualized Adjusted Net Revenues" means net revenues multiplied by 1.123, after
 --------------------------------
making the adjustments set forth on Schedule 3.4 and Schedule 2.3(a). Under no circumstances shall Parent pay any amount pursuant to this Article II in excess of the Merger Consideration.

     (b) The Merger Consideration shall be reduced, dollar for dollar, by the net present value amount (using a discount rate of 10.25%) of any and all remaining lease obligations under the operating lease agreements listed on
Section 2.3(b) of the Disclosure Schedule (the "Operating Leases"),  such amount
                                                ----------------
of lease obligations under the Operating Leases being $196,415 as of and after giving effect to the payments due on October 1, 2006, the net present value amount of which equals $189,216, which amount will be reduced by any lease obligations paid by the Holdings or the Company in respect of lease obligations (or buy-out amounts) due after October 1, 2006.

     (c) The Merger Consideration shall be increased, dollar for dollar, by an amount equal to (i) 35% of the product of (A) the Per Share Amount plus the Per
                                                                    ----
Share Escrow Amount minus the Base Price (as defined in the Incentive  Agreement
                    -----
applicable to each SAR and set forth in Section 2.2(c) of the Disclosure Schedule) multiplied by (B) the number of SARs, plus (ii) $70,000.

     (d) The Merger Consideration shall be increased, dollar for dollar, by an amount equal to 35% of the product of (i) the Per Share Amount plus the Per
                                                                    ----
Share Escrow Amount minus the Exercise Price (as defined in the Option Agreement
                    -----
applicable to each Option and set forth in Section 2.2(b) of the Disclosure Schedule) multiplied by (ii) the number of Options.

     SECTION 2.4 Post-Closing Adjustment
                 -----------------------

     (a) Within 60 days following the Closing Date, Parent shall prepare, or cause to be prepared, and deliver to the Sellers' Representative (as defined in
Section 11.16) the statement (the "Closing Statement") that sets forth as of the
                                   -----------------
close of business on the Closing Date the Working Capital of Holdings. The Closing Statement shall be determined in accordance with GAAP, except as set forth in Section 3.4 of the Disclosure Schedule, using the same methodology (in terms of selection of GAAP accounting policies and principles) as was used to calculate the Estimated Working Capital. Sellers' Representative shall have 30 days after receipt by Sellers' Representative of the Closing Statement during which to notify Parent of any dispute of any item contained in the Closing Statement, which notice shall set forth in reasonable detail the basis for such dispute. If Sellers' Representative fails to notify Parent of any such dispute within such 30-day period, the Closing Statement shall be deemed to be the final statement ("Final Statement"), shall be binding and conclusive on the parties
             ----------------
and shall for all purposes be used to determine any adjustment to the Merger Consideration pursuant to Section 2.4(c). In the event that Sellers'
Representative shall so notify Parent of any dispute, Parent and Sellers' Representative and their respective accountants shall cooperate in good faith to resolve such dispute as promptly as possible. "Working Capital" shall mean the
                                                ----------------
sum of Current Assets less Current Liabilities.  "Current Assets" shall mean the
                                                  --------------
current assets (including cash and cash equivalents and, for the sake of clarity, excluding any deferred income Tax assets) of Holdings which would be set forth on a consolidated balance sheet of Holdings prepared in accordance with GAAP, except as set forth in Section 3.4 of the Disclosure Schedule. "Current Liabilities" shall mean the current liabilities of Holdings as set
 --------------------
forth on a consolidated balance sheet of Holdings prepared in accordance with GAAP (including all postal deposits and other customer deposits and advances and excluding any amounts reflected as "accrued interest" on such balance sheet), except as set forth in Section 3.4 of the Disclosure Schedule. Any liabilities relating to (i) SARs, (ii) Options, or (iii) the Debt Amount shall not be treated as Current Liabilities for the purposes of calculating Working Capital.

     (b) If Parent and Sellers' Representative and their respective accountants are unable to resolve any dispute within 30 days of Sellers' Representative's delivery of any notice of dispute provided pursuant to Section 2.4(a) hereof, such dispute shall be resolved by Deloitte & Touche USA LLP or another mutually agreed to nationally recognized accounting firm (the "Independent Accounting
                                                         -----------------------
Firm"),  which  shall be retained to resolve  any  disputes  between  Parent and
----
Sellers' Representative over any items contained in the Closing Statement and shall make its determination as promptly as practicable, and such determination shall be final and binding on the parties. The Independent Accounting Firm shall determine in accordance with GAAP (except as set forth in Section 3.4 of the Disclosure Schedule), whether and to what extent, if any, the Closing Statement requires adjustment; provided, however, that the amount of Working Capital as
                      --------   -------
set forth on the Final  Statement  (the  "Closing  Working  Capital")  must fall
                                          -------------------------
within the bounds of Sellers' Representative's and Parent's calculations of the Working Capital as of the Closing Date. Each Seller shall bear, his, her or its pro rata share, on a Fully Diluted Basis, of the percentage of the expenses relating to the engagement of the Independent Accounting Firm that equals the absolute value of the difference between Sellers' Representative's calculation of the Working Capital as of the Closing Date and the Closing Working Capital divided by the absolute value of the difference between Sellers' Representative's and Parent's calculation of the Working Capital as of the Closing Date. Parent and Sellers' Representative shall deliver a written notice to the Escrow Agent setting forth the amount of such expenses and directing the Escrow Agent to pay such amount to the Independent Accounting Firm from the Escrow Amount; provided that if the Escrow Amount is not sufficient for payment
                --------
of the entire amount, each Seller shall pay its pro rata share on a Fully Diluted Basis of such expense payment in cash. The Surviving Company shall bear the percentage of the expenses relating to the engagement of the Independent Accounting Firm that equals the absolute value of the difference between Parent's calculation of the Working Capital as of the Closing Date and the Closing Working Capital divided by the absolute value of the difference between Sellers' Representative's and Parent's calculation of the Working Capital as of the Closing Date. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within fifteen (15) business days after submission of the Closing Statement to it and, in any case, as soon as practicable after submission. The Closing Statement, as modified by resolution of any disputes by Parent and Sellers' Representative or by the Independent Accounting Firm, shall be the Final Statement.

     (c) The Merger Consideration (after giving effect to the adjustment pursuant to Section 2.3 hereof) shall be increased by the positive amount by
                                          ---------
which the Closing Working Capital exceeds the Estimated Working Capital (the "Merger Consideration Increase"), or the Merger Consideration (after giving
 -------------------------------
effect to the  adjustment  pursuant to Section 2.3 hereof) shall be decreased by
                                                                    ---------
the positive  amount by which the Estimated  Working Capital exceeds the Closing

Working Capital (the "Merger Consideration  Decrease"). To the extent there is a
                      ------------------------------
Merger Consideration Increase, Parent shall within five (5) business days after the Closing Statement becomes the Final Statement deliver to each Seller by wire transfer of immediately available funds such Seller's pro rata share, on a Fully Diluted Basis, of the Merger Consideration Increase, together with interest thereon at a fixed rate equal to the prime rate per annum as quoted in the Wall Street Journal on the Closing Date according to the wiring instructions previously provided to Parent for the Closing unless Parent is otherwise notified in writing by the Sellers' Representative prior to the authorization of the wire transfer. To the extent that there is a Merger Consideration Decrease and such amount is not paid from the Escrow Amount, each Seller shall deliver to Parent within five (5) business days after the Closing Statement becomes the Final Statement, by wire transfer of immediately available funds, such Seller's pro rata share, on a Fully Diluted Basis, of the excess of such Merger Consideration Decrease, together with interest thereon at a fixed rate equal to the prime rate per annum as quoted in the Wall Street Journal on the Closing Date. For purposes of this Agreement, "Fully Diluted Basis" shall mean (A) all
                                         -------------------
Holdings Shares  outstanding  immediately prior to the Effective Time plus (B) a
                                                                      ----
number of Holdings Shares equal to the number of SARs outstanding immediately prior to the Effective Time, regardless of whether any such SAR is then vested or exercisable plus (C) a number of Holdings Shares equal to the number of
                 ----
shares issuable upon exercise of the Options outstanding immediately prior to the Effective Time, regardless of whether any such Option is then vested or exercisable.

     (d) Amounts payable to Parent or the Independent Accounting Firm pursuant to this Section 2.4 (including expenses of the Independent Accounting Firm), up to $500,000 in the aggregate, may be paid from the Escrow Amount. Any amounts so payable in excess of $500,000 in the aggregate shall not be paid from the Escrow Amount except with the consent of Parent, in its sole discretion.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

     Except as set forth under the section heading referring to a specific section of this Agreement in the Disclosure Schedule of Holdings and the Company (the "Disclosure Schedule"), Holdings and Sellers (severally on a Fully Diluted
      -------------------
Basis and not jointly) represent and warrant that all of the statements contained in this Article III are true and correct (i) as of the date of this Agreement (or, if made as of a specified date, as of such date); and (ii) as of the Closing Date (or if made as of a specified date, as of such date) as though made then as follows:

     SECTION 3.1 Organization and Authority.
                 --------------------------

     (a) Holdings is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate the properties owned, leased and operated by it and to carry on the operations of its business as now being conducted by it. Holdings is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it with respect to its business or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or in good standing would not individually, or in the aggregate, be or reasonably be expected to be material to Holdings. Holdings is not qualified to do business as a foreign business entity in any jurisdiction. Other than the Company, Holdings does not have any Subsidiaries or other equity investments. For purposes of this Agreement, "Subsidiary" means
                                                              ----------
with respect to any Person, any corporation or other legal entity of which such Person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity. For purposes of this Agreement, "Person" means an
                                                               ------
individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof or any other entity.

     (b) The Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has all requisite limited liability company power and authority to own, lease and operate the properties owned, leased and operated by it and to carry on the operations of its business as now being conducted by it. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it with respect to its business or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or in good standing would not individually, or in the aggregate, be or reasonably be expected to be material to the Company. Section 3.1(b) of the Disclosure Schedule lists each jurisdiction in which the Company is qualified to do business as a foreign business entity. The Company does not have any Subsidiaries.

     (c) Holdings has the requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreement and each other agreement and instrument to be executed and delivered in connection herewith or therewith or pursuant hereto or thereto and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Escrow Agreement and the performance of its obligations hereunder and thereunder have been duly and validly unanimously authorized by the Board of Directors of Holdings and by the holders of Holdings Shares. No other corporate proceedings on the part of Holdings are necessary to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement. This Agreement and the Escrow Agreement have been duly executed and delivered by Holdings, and this Agreement constitutes, and the Escrow Agreement and each other agreement and instrument to be executed and delivered in connection herewith or therewith or pursuant hereto or thereto will constitute, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub and the Escrow Agreement by Parent, valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except that such enforcement may be subject to or limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting the rights of creditors generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     SECTION 3.2 Capitalization.
                 --------------
     (a) The authorized capital stock of Holdings consists of 3,030.90 shares of the Class A Common Stock and 23,663.90 shares of the Class B Common Stock. As of the date of this Agreement, there are 1,311.13272 shares of Holdings' Class A Common Stock issued and outstanding and 21,742.507 shares of Holdings' Class B Common Stock issued and outstanding. Other than the warrant, dated July 30, 2005, issued to Allied Capital Corporation to purchase shares of Class A Common Stock (the "Allied Warrant"), the Holdings Shares, the SARs, the Options or as contemplated by the Restructuring Transactions, there are no other classes or series of authorized capital stock or any other equity interest in Holdings. As of the date hereof, 1,911.1 shares of Class B Common Stock are reserved for issuance upon exercise of Options under the Plan, of which Options exercisable for 1,790.30 shares of Class B Common Stock are outstanding, and stock appreciation rights with respect to 516.06680 shares of Class B Common Stock have been allocated to accounts under outstanding SARs. The outstanding Holdings Shares (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal Laws (as in effect on the date of issuance). Other than the SARs, the Options, the Allied Warrant or as contemplated by the Restructuring Transactions, there are no outstanding (A) securities of Holdings convertible into or exchangeable for Holdings Shares or (B) options or other rights to acquire from Holdings, or any obligation of Holdings to issue, sell, repurchase, redeem or otherwise acquire, any Holdings Shares or securities convertible into or exchangeable for Holdings Shares. The Sellers are all of the record and beneficial owners of all outstanding Holdings Shares, SARs and Options. There are no voting trusts or proxies or similar voting arrangements with respect to the Holdings Shares.

     (b) The authorized equity interests of the Company consist only of Member Units (the "Company Common Interests") and there are no other authorized equity
            -------------------------
interests of the Company. There is only one Company Common Interest, which is held by Holdings free and clear of all Encumbrances except those listed on Disclosure Schedule 3.2(b), issued and outstanding and there are no other equity interests of the Company issued or outstanding. The outstanding Company Common Interest (i) has been duly authorized and validly issued, (ii) is fully paid and nonassessable, and (iii) was issued in compliance with all applicable state and federal Laws (as in effect on the date of issuance). There are no outstanding
(A) securities of the Company convertible into or exchangeable for Company Common Interests and (B) options or other rights to acquire from the Company, or any obligation of the Company to issue, sell, repurchase, redeem or otherwise acquire, any Company Common Interests or securities convertible into or exchangeable for Company Common Interests. There are no voting trusts or proxies or similar voting arrangements with respect to the Company Common Interest.

     SECTION 3.3 Consents and Approvals; No Violations.
                 -------------------------------------

     (a) Except as set forth in Section 3.3(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement or the Escrow Agreement nor the performance by Holdings of its obligations hereunder and thereunder and will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Holdings or the certificate of formation or the limited liability company agreement of the Company; (ii) result in a violation or breach of or default under (or give rise to any penalty or any right of termination, modification, cancellation or acceleration), or result in the creation of any Encumbrance under any of, the terms, conditions or provisions of any Material Contract (as defined in Section 3.12 below); (iii) require the consent, approval, waiver, authorization or notification to or of any other Person; or (iv) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in Section 3.3(b) hereof have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any governmental agency or authority or court to which Holdings is subject, excluding from the foregoing clause (ii) such violations, defaults, breaches, or Encumbrances that would not, individually or in the aggregate, be material to Holdings. For purposes of this Agreement, "Encumbrances" shall mean any lien, encumbrance, claim, right,
             ------------
demand, charge, mortgage, option, pledge, security interest or similar interests, title defects, tenancies (and other possessory interests), easements, rights of way, covenants, encroachments, rights of first refusal, preemptive rights, judgments, conditional sale or other title retention agreements and other impositions or imperfections of title or restrictions on transfer of any nature whatsoever.

     (b) No filing or registration with, notification to, or authorization, consent or approval of, any local, state, federal or foreign court, legislative, executive, governmental or regulatory authority or agency (each, a "Governmental
                                                                    ------------
Authority")  is required in  connection  with the execution and delivery of this
---------
Agreement and the Escrow Agreement by Holdings or the performance by Holdings of its obligations hereunder or thereunder, except (i) those that become applicable as a result of the matters specifically related to Parent or its affiliates (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) ("Affiliates") or (ii) in connection with the HSR Act as provided for
            ----------
in Section 6.5 hereof..

     SECTION 3.4 Financial  Statements.  Holdings has delivered to Parent a true
                 ---------------------
and complete copy of (a) the unaudited consolidated balance sheet of Holdings as of June 30, 2006 (the "June Balance Sheet"), unaudited consolidated statements
                       ------------------
of income and cash flows of Holdings for the period from August 9, 2005 to June 30, 2006 (together with the June Balance Sheet, the "June Financial
                                                                ----------------
Statements"), (b) the unaudited consolidated balance sheet of the predecessor of
----------
Holdings (the  "Predecessor")  as of August 9, 2005 and  unaudited  consolidated
                -----------
statements  of income and cash  flows of the  Predecessor  for the  period  from
January 1, 2005 to August 9, 2005 and (c) the audited consolidated balance sheets of the Predecessor and audited consolidated statements of income and cash flows of the Predecessor as of and for the fiscal years ended December 31, 2004 and December 31, 2003 (including, in each case, any notes thereto) (collectively, the "Financial Statements"). The Financial Statements were
                      ---------------------
prepared in accordance with GAAP, applied on a basis consistent with past practice (except that the Financial Statements of Holdings apply purchase accounting with respect to Holdings' acquisition of the Predecessor) (subject, in the case of unaudited statements, to normal, recurring and year-end audit adjustments and the exclusion of footnotes), and are consistent with the books and records of Holdings or the Predecessor, as applicable. The Financial Statements fairly present, in all material respects, the consolidated financial condition of Holdings, the Company or the Predecessor, as applicable, as of the dates thereof and the results of operations and cash flows of Holdings, the Company or the Predecessor for the periods then ended (subject, in the case of unaudited statements, to normal, recurring and year-end audit adjustments and the exclusion of footnotes thereto). To the Knowledge of Holdings, except as set forth in Section 3.4 of the Disclosure Schedule, there are no material normal, recurring and year-end audit adjustments that would be required for the June Financial Statements to comply with GAAP.

     SECTION 3.5 Absence of Material Adverse  Changes,  etc. Except as set forth
                 ------------------------------------------
in Section 3.5 of the Disclosure  Schedule or as otherwise  contemplated by this
Agreement:

     (a) Since August 9, 2005, neither Holdings nor the Company has:

          (i) suffered any Material Adverse Effect;

          (ii) suffered any damage, destruction or loss of physical property (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;

          (iii)  incurred  any direct or  indirect  Indebtedness  (as defined in
     Section 3.25 hereof), liability, assessment, expense, claim, loss, damage, deficiency, obligation or responsibility (including any liability under any guarantees, or letters of credit) whether absolute, accrued, contingent or otherwise (a "Liability"), except (A) current Liabilities for trade or
                     ---------
     business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, which Liabilities could not reasonably be expected to have a Material Adverse Effect and (B) Liabilities related to this Agreement or any of the transactions contemplated by this Agreement;

          (iv) instituted, settled or agreed to settle any litigation, action or proceeding before any court or Government Authority relating to the Company or its operations, which resulted (or could result) in net payments or obligations by the Company in excess of $100,000;

          (v) had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts and, to the Knowledge of Holdings, none of the
     Company's or Holdings' employees were involved in any labor union organizing activity with respect to Holdings or the Company, as applicable;

          (vi) made any material change in its accounting methods, policies or practices with respect to its condition, operations, business, properties, assets or Liabilities;

          (vii) received any notices from any Governmental Authority or any insurance company which has issued a policy with respect to any portion of the Owned Real Property or the Leased Real Property of material zoning, building, fire or health code violations with respect to the Owned Real Property or the Leased Real Property, or material violations pertaining to the use and occupancy of the Owned Real Property or the Leased Real Property; and

          (viii) transferred or granted any rights or licenses under, or entered into any settlement regarding the breach or infringement of, any material Company Intellectual Property, or modified any material existing rights with respect thereto.

     (b) Since March 31, 2006, neither Holdings nor the Company has:

          (i) made or permitted any material amendment or termination of any Material Contract, other than in the ordinary course of business;

          (ii) paid or obligated itself to pay in excess of $100,000 in the aggregate for fixed assets;

          (iii) sold, transferred, leased to others or otherwise disposed of, or agreed to sell, transfer, lease or otherwise dispose of any portion of the Owned Real Property or any assets having a fair market value at the time of sale, transfer or disposition of $100,000 or more in the aggregate, or forgiven, canceled or compromised, or agreed to forgive, cancel or compromise, any debts or claims or waived or released any material right, other than in the ordinary course of business consistent with past practice;

          (iv) had any resignation or termination of employment, or received any written notice of any threatened or impending resignation or termination of employment, of any of its officers or employees at the level of director, vice president or above;

          (v) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, or adopted or increased any benefit under any insurance, pension or other employee benefit plan, payment or arrangement made to or in respect of any of its officers or employees at the level of director, vice president or above or executive level consultants;

          (vi) made any prepayment of any accounts payable, delayed payment of any trade payables or other obligations other than in the ordinary course of business consistent with past practice, or made any other material cash payments other than in the ordinary course of business; and

          (vii) failed to maintain all of the tangible assets and all other tangible properties and assets owned, leased, occupied or used by the Company in good repair, working order and operating condition, subject only to ordinary wear and tear; and

          (viii)   subjected   to  any   Encumbrance,   other   than   Permitted
     Encumbrances, the Owned Real Property or the Leased Real Property.

     SECTION  3.6 No  Undisclosed  Liabilities.  Except as and to the extent set
                      ------------------------
forth in Section 3.6 of the Disclosure Schedule or on the face of the June Balance Sheet, which does not account for any change in liability resulting solely from SARs or Options since August 9, 2005, neither Holdings nor the Company has any material undisclosed Liabilities required: (a) to be set forth on a balance sheet prepared in accordance with GAAP; or (b) to be disclosed in the footnotes to audited financial statements pursuant to the requirements of FAS 5. Neither Holdings nor the Company has any "off-balance sheet financing arrangements" (as defined in Item 303 of Regulation S-K under the Securities Act of 1933, as amended).

     SECTION 3.7 Taxes.
                 -----

     (a) Each of Holdings and the Company has duly filed (taking into account extensions) all Tax Returns (as defined in Section 3.7(f) hereof) required to be filed by either of them, and all such Tax Returns were true, correct and complete in all material respects. All Taxes (as defined in Section 3.7(f) hereof) owed by Holdings or the Company (whether or not reflected on any Tax Return) have been timely paid. Neither Holdings nor the Company currently is the beneficiary of any extension of time within which to file any Tax Return or to pay any Tax. There are no Encumbrances on any of the assets of Holdings or the Company, other than liens for Taxes not yet due and payable, that arose in connection with the failure to pay any Tax.

     (b) Each of Holdings and the Company has timely withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (c) There are no pending or threatened in writing claims, actions, suits, proceedings, audits or investigations for the assessment or collection of Taxes of Holdings or the Company. Neither Holdings nor the Company has waived any statute of limitations in respect of any Taxes or has agreed to any extension of time with respect to a Tax assessment of deficiency.

     (d) Neither Holdings nor the Company is a party to any Tax allocation, sharing, or similar agreement or arrangement, nor does either have any Liability for the Taxes of any other Person (other than Holdings and the Company) as a transferee, successor, by contract, or otherwise.

     (e) The Company has, for all taxable periods of its existence, properly been disregarded as an entity separate from Holdings within the meaning of Treasury Regulation Section 301.7701-3 for all applicable federal, state, local and foreign Tax purposes, and Holdings has, for all taxable periods of its existence, properly been classified as a corporation, for all such purposes.

     (f) The Company (i) has not made any payments, is not obligated to make any payments, and is not a party to any agreement that would reasonably be expected to obligate the Company to make any payments that would reasonably be expected to result in a Tax under Section 409A(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) is not a party to any agreement (including, but not limited to, the SARs and Options) or understanding under which the Company may become obligated to make a "parachute payment" within the meaning of
Section 280G of the Code; (iii) is not a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes; (iv) has not engaged in operations or activities that are subject to reporting obligations under Section 999 of the Code; and (v) has not participated in any "reportable transaction" as defined in
Section 1.6011-4(b)(1) of the Treasury Regulations.

     (g) No tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfers contemplated by this Agreement.

     (h) The  Company  (1) is  not  currently  subject to any  adjustment  under
Section 481(a) of the Code with respect to a change in accounting method or otherwise, (2) does not own the stock of any "passive foreign investment company," within the meaning of Section 1297 of the Code, (3) has not made a transfer of any intangible assets that is subject to Section 367(d) or 482 of the Code, and (4) has not been either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock to which Section 355 of the Code (or so much of

Section 356 of the Code as relates to Section 355 of the Code) applies and which occurred within two years of the date of this Agreement.

     (i) The Company has not been included in any other "consolidated," "unitary" or "combined" Tax Return provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year. The Company is not a party to any agreement providing (in whole or in part) for the allocation, sharing or indemnification of Taxes (or any such agreement shall be terminated on or before the Closing Date).

     (j) For purposes of this  Agreement,  "Tax" or "Taxes" shall mean any duty,
                                            ---      -----
fee, assessment or other similar charge imposed by any Governmental Authority, and shall include income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, unemployment, workers' compensation, disability, severance, property, ad valorem, stamp, excise, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Governmental Authority or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing, and "Tax Return" or "Tax Returns" shall mean all returns, reports and
      -----------        ------------
information statements (including all exhibits and schedules thereto, and including any amendments thereof) required to be filed with any Governmental Authority with respect to Taxes.

     SECTION 3.8 Employee Benefit Plans.
                 ----------------------
     (a) Section 3.8(a) of the Disclosure Schedule lists each deferred compensation and each bonus or other incentive compensation, stock option, stock appreciation right and other equity compensation plan, program or arrangement; each severance, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each
                                                                 -----
profit-sharing, 401(k) savings or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention or severance agreement; and each other employee benefit plan, program, policy or agreement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Holdings or the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Holdings or the
                         ----------------
Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, for the benefit of any employee or former employee of Holdings or the Company (the "Employee Benefit Plans"). Accurate and complete copies of
                     -----------------------
all such Employee Benefit Plans have been delivered to Parent.

     (b) (i) All contributions required to be made with respect to each Employee Benefit Plan on or prior to the Closing Date have been timely made or have been reflected on the Financial Statements; (ii) each Employee Benefit Plan has been operated in accordance with its terms and the requirements of applicable Law;
(iii) neither Holdings nor the Company have incurred any direct or indirect Liability under, arising out of or by operation of Title IV of ERISA, in connection with the termination of, or withdrawal from, any Employee Benefit

Plan or other retirement plan or arrangement that Holdings, the Company or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, and, to the Knowledge of Holdings, no fact or event exists that could reasonably be expected to give rise to any such Liability; and (iv) none of Holdings, the Company, any Employee Benefit Plan, nor any trustee or administrator thereof has engaged in a transaction in connection with which Holdings, the Company, any Employee Benefit Plan, or any trustee or administrator thereof, could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Internal Revenue Code of 1986, as amended (the "Code").
                       ----
     (c) There is not now, and has not been, any material violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans. The Company has filed all Form 5500 series forms required to be filed for any Employee Benefit Plan before the Closing Date, and all such forms were true and correct in all material respects at the time of filing.

     (d) No Employee Benefit Plan is subject to Title IV of ERISA or Section 302 of ERISA. None of Holdings, the Company nor any ERISA Affiliate has ever contributed to or been required to contribute to a "multiemployer pension plan," as defined in Section 3(37) of ERISA.

     (e) Neither the Company nor Holdings has any employees or employee benefit plans that are subject to the Laws of any jurisdiction outside the United States.

     (f) Except as required by applicable Law, none of the Employee Benefit Plans provide for medical or life insurance benefits to retired or former employees.

     (g) All taxes, penalties, interest charges and other financial obligations to federal, state and local governments and to participants or beneficiaries under the Employee Benefit Plans with respect to any period ending on or before the Closing Date have been or will be met in full on or before the Closing Date (or accrued on the Financial Statements) and to the extent not satisfied in full shall be taken into account in the calculation of Closing Working Capital.

     (h) There are no material proceedings, claims, or lawsuits which are pending or, to the Knowledge of Holdings, threatened by the IRS, the DOL, the PBGC, the Equal Employment Opportunity Commission, or any participant, beneficiary, or any other person or entity involving any aspect of any Employee Benefit Plan (other than routine benefit claims), nor are there any facts which could form the basis for any such claim or lawsuit.

     (i) The information set forth on Sections 2.2(a), 2.2(b) and 2.2(c) of the Disclosure Schedule is true, complete and correct and is the actual amount required to be paid pursuant to the applicable Phantom Debt, Option Agreements and SARs, respectively. Other than the SARs, Option Agreements, Phantom Debt and the 2006 Incentive Compensation Plan, the Company and Holdings do not have any deferred compensation bonus or incentive plans or other similar arrangements. Except as otherwise provided in Section 6.7 or for payments to be made prior to the Closing, the Company has no obligation to pay severance or other similar amounts to any employee whose employment is terminated.

     SECTION 3.9 Environmental Matters.
                 ---------------------
     (a) (i)  "Environmental  Claim" means any claim,  action,  cause of action,
               --------------------
investigation or notice (written or oral) by any Person alleging potential Liability arising out of, based on or resulting from (A) the presence, Release (as defined below) or threatened Release of any Hazardous Materials (as defined below) at any location, whether or not owned or operated by the Company or (B) any violation or alleged violation of any Environmental Law (as defined below).

          (ii) "Environmental Laws" means all federal,  state, local and foreign
                ------------------
     Laws and regulations, all common Law and all other provisions having the force or effect of Law relating to pollution or protection of human health or the environment, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the generation, use, treatment, storage, transport, release, disposal or handling of Hazardous Materials.

          (iii)  "Hazardous  Materials"  means all substances  which are listed,
                  --------------------
     defined, controlled or regulated as hazardous substances, hazardous wastes, solid wastes, pollutants or contaminants or otherwise classified or regulated as hazardous or toxic in or pursuant to any Environmental Law, including but not limited to asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, radioactive material or any petroleum hydrocarbons.

          (iv) "Release" means any release, spill, emission, discharge, leaking,
                -------
     pumping, pouring, dumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

     (b) (i) The Company is in material compliance with all applicable Environmental Laws and the Company has obtained, and is in material compliance with, all necessary permits, authorizations and licenses under all applicable Environmental Laws. The Company has not received since April 4, 2002 nor, to the Knowledge of Holdings, prior to April 4, 2002, any written communication, whether from a governmental authority, citizens' group, employee or any other Person, alleging that the Company is not in such compliance.

          (ii) Except as disclosed in the Phase 1 Environmental Studies previously provided to Parent, there is no material Environmental Claim pending or, to the Knowledge of Holdings, threatened against the Company or, to the Knowledge of Holdings, against any Person whose Liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of Law.

          (iii) To the Knowledge of Holdings, except as disclosed in the Phase 1 Environmental Studies previously provided to Parent, there neither are nor have been any actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, threatened Release or presence of any Hazardous Material which could form the basis of any material Environmental Claim against the Company or against any Person or entity whose Liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of Law.

          (iv) Holdings has delivered to Parent true, correct and complete copies of all material environmental reports, studies, investigations, inspection reports and other documents regarding any actual or threatened Environmental Claim, any liabilities of the Company under applicable Environmental Law, or any environmental conditions (including without limitation any Release of Hazardous Materials) at any currently or formerly Owned Real Property or Leased Real Property.

     SECTION 3.10 Legal Proceedings, etc.
                  ----------------------

     (a) As of the date of this Agreement, there are no suits, actions, claims, demands, hearings, indictments, proceedings or investigations (each, an "Action") pending against Holdings, or, to the Knowledge of Holdings, threatened against or involving Holdings, the equityholders of Holdings or the officers or directors of Holdings in connection with the business and affairs of Holdings before any court, arbitrator or administrative or governmental body, United States or foreign. Holdings is not subject to any judgment, decree, injunction or order of any court (other than routine wage garnishment and similar orders).

     (b) Except as set forth in Section 3.10(b) of the Disclosure Schedule, as of the date of this Agreement, there are no Actions pending, or, to the Knowledge of Holdings, threatened against or involving the Company, the equityholders of the Company or the officers or managers of the Company in connection with the business and affairs of the Company before any court, arbitrator or administrative or governmental body, United States or foreign. The Company is not subject to any judgment, decree, injunction or order of any court (other than routine wage garnishment and similar orders).

     SECTION 3.11 Compliance with Applicable Law.
                  ------------------------------
     (a) Except as set forth in Section 3.11 of the Disclosure Schedule, Holdings and the Company are and at all times since August 9, 2005 have been in material compliance with all applicable Laws (including, with respect to the Owned Real Property and the Leased Real Property, all applicable building, zoning, access and occupational health and safety Laws). Except as set forth in
Section 3.11 of the Disclosure Schedule, all governmental approvals, permits, licenses and other governmental authorizations (collectively, "Permits") required to conduct the business of the Company are in the possession of the Company, are in full force and effect, are being complied with in all material respects and the Company has not received any notice that any Governmental Authority intends to cancel, terminate or not renew any such Permit. Section
3.11 of the Disclosure Schedule lists all of the Company's Permits, and Holdings has delivered or caused to be delivered or made available to Parent true, correct and complete copies of each Permit. For purposes of this Agreement, the term "Law" shall mean any constitution, treaty, statute, law, ordinance, regulation, rule, standard, code, rule of common Law or other requirement or rule enacted or promulgated by any Governmental Authority, including, without limitation Laws related to data protection and privacy.

     (b) Neither Company nor Holdings has received written notice from any Governmental Authority that the Owned Real Property or the 6 Commerce Boulevard parcel of the Leased Real Property is not in material compliance with or materially violates applicable building and zoning laws, rules or regulations or governmental rules or regulations currently in effect and applicable to such Owned Real Property or the 6 Commerce Boulevard parcel of the Leased Real Property. Neither the Company nor Holdings has requested, applied for, given its consent to or has knowledge of any pending zoning variances or change with respect to the Owned Real Property or the 6 Commerce Boulevard parcel of the Leased Real Property. To the Knowledge of Holdings, there is no plan, study or effort by any Governmental Authority or agency or any nongovernmental Person which in any way affects or would affect, the use or value of the Real Property. To the Knowledge of Holdings, there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway adjoining the Real Property which would affect access thereto.

     SECTION  3.12  Certain  Contracts  and  Arrangements.  Section  3.12 of the
                    -------------------------------------
Disclosure Schedule sets forth a true, correct and complete list of the following written and oral contracts, agreements, arrangements or undertakings, to which Holdings or the Company is a party or by which any of their respective assets or properties are bound (collectively, the "Material Contracts"):
                                                   ------------------

     (a) the Leases (as defined in Section 3.13(a) hereof);

     (b) the Employee Benefit Plans and any other profit sharing, equity interest option, equity interest purchase, equity interest appreciation or other equity-incentive, deferred compensation, retirement contracts or commitments;

     (c) management, consulting, bonus, change in control, severance and employment contracts and other contracts or commitments to enter into the same involving annual payments in excess of $70,000;

     (d) contracts for service, supply, maintenance, management or the operation of the Real Property involving annual payments in excess of $75,000 individually or $75,000 as to any Person in the aggregate, which are not terminable upon thirty (30) days' notice, without payment of any penalty or premium ("Material
                                                                        --------
Maintenance Contracts");
---------------------
     (e) notes, mortgages, indentures, loan or credit agreements; equipment lease agreements having a noncancellable term of more than one year or annual rental payments of more than $75,000 individually or $75,000 as to any Person in the aggregate; security agreements which secure Indebtedness (as defined in Section 3.25 hereof) of more than $75,000 individually or $75,000 as to any Person in the aggregate; and other contracts and instruments reflecting obligations for borrowed money or other monetary Indebtedness or otherwise relating to the borrowing of money by, or the extension of credit to (other than ordinary course trade credits), Holdings or the Company, in each case creating an actual or potential obligation of Holdings or the Company of more than $75,000 individually or $75,000 as to any Person in the aggregate; or commitments to enter into any such agreements;

     (f) personal property leases involving annual payments in excess of $75,000 individually or $75,000 as to any Person in the aggregate;

     (g) license agreements and other contracts involving Intellectual Property requiring annual payments in excess of $75,000 individually or $75,000 as to any Person in the aggregate (other than licenses for readily available commercial software);

     (h) contracts with Material Suppliers (as defined in Section 3.21 hereof);

     (i) any partnership, joint venture or other contracts involving the sharing of profits or losses;

     (j) contracts or arrangements with Holdings, the Company or any Seller or any of their respective Affiliates or any of Holdings' or the Company's directors, officers or employees;

     (k) outstanding powers of attorney empowering any Person to act on behalf of Holdings or the Company;

     (l) outstanding (i) guarantees of, or (ii) subordination agreements whether or not entered into in the ordinary course of business, under which Holdings or the Company is or may become liable for or obligated to discharge, or any asset of Holdings or the Company is or may become subject to the satisfaction of, any Indebtedness, obligation, performance or undertaking of any Person other than Holdings or the Company;

     (m) contracts which prohibit Holdings or the Company from freely engaging in business anywhere in the world;

     (n) contracts relating to the acquisition by Holdings or the Company of the outstanding capital stock or equity interest of any business enterprise, except such agreements or agreements as have already been fully performed;

     (o) other contracts requiring future annual payments by Holdings or the Company in excess of $75,000 per annum individually or $75,000 per annum as to any Person in the aggregate; and

     (p) contracts, whether oral or written, with the Material Customers (as defined in Section 3.17 hereof);

     (q) any other written or oral contract to which Holdings is a party or by which any of its assets or properties are bound; and

     (r) any other written or oral contract to which the Company is a party or by which any of its assets or properties are bound and which with respect to the Company is a "material contract" as defined by Item 601 of the Regulation S-K.

     Holdings has delivered to Parent true and complete copies of each written Material Contract set forth on Section 3.12 of the Disclosure Schedule (other than those customer contracts set forth in Section 3.12(p) of the Disclosure Schedule), including all amendments, modifications, waivers and elections applicable thereto, and has disclosed to Parent in writing all terms of any oral Material Contract set forth on Section 3.12 of the Disclosure Schedule (other than those customer contracts set forth in Section 3.12(p) of the Disclosure Schedule). With respect to each Material Contract: (i) such Material Contract is legal, valid, binding, enforceable and in full force and effect; (ii) Holdings or the Company, as applicable, is not, and to the Knowledge of Holdings, no other party thereto is, in breach or default with respect to such Material Contract; and (iii) to the Knowledge of Holdings, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such Material Contract. Holdings has delivered to Parent true and complete copies of each written agreement relating to the acquisition of Holdings by Allied Capital Corporation in 2005 (including that certain Agreement and Plan of Merger dated as of July 30, 2005 by and among Holdings, the Company, the Sellers named therein (the "Prior Sellers") and the other parties thereto), including all exhibits,
 --------------
schedules, amendments, modifications, waivers and elections applicable thereto, and has disclosed to Parent in writing all terms of any oral agreements,
arrangements  or  understandings   relating  thereto  (collectively  the  "Prior
                                                                           -----
Agreements ").  Notwithstanding  the  foregoing,  Holdings  may, in  the case of
----------
customer contracts and data, redact certain confidential information which is not otherwise required to be disclosed pursuant to the terms hereof. Neither Holdings, Company nor any Seller has waived any rights pursuant to any of the Prior Agreements.

     SECTION 3.13 Real Property.
                  -------------
     (a) For  purposes of this  Agreement,  "Permitted  Encumbrances"  means (i)
                                             -----------------------
customary Encumbrances for current Taxes, assessments and other governmental charges not yet due and payable, except as otherwise prohibited herein; (ii) Encumbrances, encroachments and any other matters reflected in the surveys of the Owned Real Property and the 6 Commerce Boulevard parcel of the Leased Real Property delivered by the Sellers, Holdings, or Company to Parent; (iii) any other Encumbrances or matter reflected in the title policies for the Owned Real Property or the 6 Commerce Boulevard parcel of the Leased Real Property delivered by Holdings or Company to Parent and any other Encumbrances on the 6 Commerce Boulevard parcel of the Leased Real Property which were not Encumbrances created by the Company; (iv) applicable zoning Laws, building codes, land use restrictions, and other similar restrictions imposed by Law, statute, rule, regulation, ordinance, order or process promulgated by any Governmental Authority; (v) those Encumbrances listed in Section 3.13(a) of the Disclosure Schedule; and (vi) any other encumbrance which does not adversely affect the use or operation of any subject property as it is currently used or operated in connection with the business of the Company, or the value of the subject property as used or operated by the Company, in the reasonable discretion of Parent, provided, however, with respect to each of the foregoing, that Holdings shall be required to remove or cause the Company to remove prior to the Closing all liens and Encumbrances securing monetary obligations.
"Leases"  means  the  real  property  leases,  subleases,  licenses  and  use or
 ------
occupancy agreements pursuant to which the Company is the lessee, sublessee, licensee, user or occupant of real property, or interests therein. "Leased Real
                                                                     -----------
Property" means all interests in real property leased, subleased, licensed, used
--------
or occupied by the Company  pursuant to the Leases.  "Owned Real Property" means
                                                      -------------------
all real property  owned by the Company.  "Real  Property"  means the Owned Real
                                           --------------
Property and the Leased Real Property.

     (b) Section 3.13(b) of the Disclosure Schedule contains a complete and correct list of all Owned Real Property setting forth information sufficient to identify specifically such Owned Real Property. The Company has good and valid fee simple title to the Owned Real Property, free and clear of any Encumbrances other than Permitted Encumbrances. There are no agreements, including, without limitation, any leases, licenses, easements, rights of way, access agreements or occupancy agreements, written or oral, where the Company has granted to any Person the right to access, enter upon, use, occupy, lease or purchase any portion of the Real Property that are not otherwise Permitted Encumbrances. To the Knowledge of Holdings, no condemnation or eminent domain proceedings are pending or threatened in writing with respect to any Owned Real Property or the Leased Real Property. Each Owned Real Property, and to the Knowledge of Holdings, the Leased Real Property, has access to a dedicated, public street, either by reason of such Owned Real Property abutting a dedicated, public street or by way of good and insurable appurtenant easement(s), and such access is adequate for the present use and operation thereof.

     (c) Section 3.13(c) of the Disclosure Schedule sets forth a complete and correct list of all Leased Real Property as of the date hereof specifying information sufficient to identify all such Leased Real Property. The Company has delivered to Parent true, correct and complete copies of each of the Leases, including all amendments, modifications, supplements and renewals thereof. Each Lease grants the Company the right to use and occupy the applicable Leased Real Property in accordance with the terms thereof, subject to Permitted Encumbrances. The Leases are valid, binding, in full force and effect, and are enforceable against the lessor thereunder and the Company has quiet possession of the leasehold estate or other interest created by each such Lease. There are no existing defaults by the Company beyond any applicable grace periods under the Leases. The Company has not assigned or sublet any interest in any premises demised under the Leases. To the Knowledge of Holdings, there are no defaults by the landlord under any of the Leases which remain uncured.

     (d) The Real Property constitutes all the fee, leasehold and other interests in real property (i) held by the Company and (ii) necessary for the conduct of, or otherwise material to, the business of the Company as it is currently conducted. To the Knowledge of Holdings, there are no title defects or other matters of or relating to the title of the Owned Real Property or the 6 Commerce Boulevard parcel of the Leased Real Property or touching or concerning the Owned Real Property or the 6 Commerce Boulevard parcel of the Leased Real Property that are not otherwise shown as exceptions in the Company's current title policies for the Owned Real Property or the 6 Commerce Boulevard parcel of the Leased Real Property provided or made available to Parent.

     (e) Condition of Improvements. As of the date hereof, and as of Closing, to
         -------------------------
the Knowledge of Holdings, the improvements (which term as used in this Agreement includes all buildings, sewer and water and all parts of the Real Property, including, without limitation, plumbing, heating, air conditioning, electric systems and the roof) are in good working order and repair in all material respects.

     (f) Structural  Defects. To the Knowledge of Holdings there are no material
         -------------------
structural or other defects in any of the improvements.

     (g) Assessments.  Neither Holdings nor the Company has received any written
         -----------
notice of a threatened or pending increase of the assessments affecting the Owned Real Property or the 6 Commerce Boulevard parcel of the Leased Real Property from any relevant Taxing or Governmental Authority.

     (h) Adequacy of Utilities.  The water supply, the sewage and waste disposal
         ---------------------
systems and all of the utility services now servicing the Owned Real Property or the 6 Commerce Boulevard parcel of the Leased Real Property are, to the Knowledge of Holdings, sufficient for the operation of the Owned Real Property or the 6 Commerce Boulevard parcel of the Leased Real Property as currently operated as of the date hereof.

     (i) Holdings does not own or lease any Real Property.

     SECTION 3.14 Employees; Labor Matters.
                  ------------------------

     (a) (i) The Company is not a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor, to the Knowledge of Holdings are there any activities or proceedings on behalf of or by any labor union to organize any such employees;
(ii) there are no unfair labor practice charges or complaints, or any current union representation questions, involving employees or former employees of the Company pending against the Company before the National Labor Relations Board; and (iii) there is no labor strike, lockout, organized slowdown or organized work stoppage in effect or, to the Knowledge of Holdings, threatened against the Company. Holdings has not had any employees since its inception.

     (b) Subject to the terms of the agreements specified on Section 3.14 of the Disclosure Schedule, all of the employees of the Company are "employees-at-will." Since April 30, 2006, the Company has not terminated the employment of more than 10 employees, other than terminations for cause.

     (c) Holdings has previously delivered to Parent the following information for each director, officer, employee who earned more than $70,000 in 2005 or who is expected to earn more than $70,000 in 2006 (including, in each case, bonuses), consultant and independent contractor of Holdings and the Company (including each such person on leave or layoff status): (i) name and title; (ii) current annual rate of compensation (identifying bonuses separately) and any change in compensation since August 9, 2005; and (iii) vacation accrued and service credited for purposes of vesting and eligibility to participate in applicable Employee Benefit Plans. Except as described in Section 3.14 of the Disclosure Schedule, to the Knowledge of Holdings but without inquiry, none of Holding's or the Company's employees required to be disclosed to Parent pursuant this Section 3.14(c) is a party to, or is otherwise bound by, any non-competition, non-solicitation or confidentiality provision of any contract or agreement with any Person other than Holdings or the Company that materially and adversely affects the performance of his or her duties or the ability of Holdings or the Company to conduct their respective businesses.

     SECTION 3.15 Insurance.
                  ---------
     (a) Section 3.15 of the Disclosure Schedule sets forth all insurance policies with respect to the property, assets, operation and business of the Company (the "Insurance Policies"). Holdings has delivered or caused to be
                -------------------
delivered or made available to Parent (i) true, correct and complete copies of all the Insurance Policies together with all riders and amendments thereto, (ii) true, correct and complete copies of all pending applications by the Company for policies of insurance and (iii) any statements by the auditors of the Company's financial statements or any consultant or risk management advisor with regard to the adequacy of the Company's coverage or the reserves for claims. All of the Insurance Policies are in full force and effect, all policy limits thereunder remain intact, and all premiums due thereon have been paid. No insurer under any Insurance Policy has cancelled or generally disclaimed liability under any Insurance Policy or indicated in writing any intent to do so or to materially increase the premiums payable under or not renew any such Insurance Policy. To the Knowledge of Holdings, the Company has complied in all material respects with the terms and provisions of such policies. Section 3.15 of the Disclosure Schedule sets out all claims made by the Company under any policy of insurance during the past two years. The Company has had no gaps in its insurance coverage since April 4, 2002, except that the Company did not maintain a NetProtect errors and omissions policy during the entire period.

     (b) Holdings does not carry any insurance policies with respect to the property, assets, operation and business of Holdings, although it may be a named insured under certain of the Company's policies.

     SECTION 3.16 Intellectual Property.
                  ---------------------

     (a) As used herein: (i) "Intellectual  Property" means all U.S. and foreign
                              ----------------------
(A) trademarks, service marks, trade names and Internet domain names, together with goodwill, registrations and applications relating to the foregoing; (B) patents and pending patent applications, including divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof; (C) copyrights and all registrations and applications to register the same; and (D) trade secrets and other confidential and proprietary information; and (ii) "Company Intellectual Property" means the Intellectual Property owned by the
 -------------------------------
Company or licensed to the Company from third parties.

     (b) Section 3.16 of the Disclosure Schedule sets forth, for the Company Intellectual Property owned by the Company, a complete list of all U.S. and foreign: (i) patents and patent applications; (ii) trademark registrations and applications (including Internet domain name registrations); and (iii) copyright registrations and applications.

     (c) (i) The Company owns or has the right to use all Company Intellectual Property necessary for the conduct of the business of the Company as currently conducted;

          (ii) There are no pending or, to the Knowledge of Holdings, threatened proceedings or litigation or other adverse claims by any Person against the Company or Holdings alleging that the conduct of the business of the Company or Holdings, including the products used by the Company or Holdings in the conduct of such business, as currently conducted infringes or may infringe upon or misappropriate any Intellectual Property of any third party; and

          (iii) To the Knowledge of Holdings, (A) the conduct of the business of the Company and Holdings, including the products used by the Company or Holdings in the conduct of such business, as currently conducted do not infringe upon or misappropriate any Intellectual Property of any third party and (B) no third party is infringing any material Company Intellectual Property (other than shrink wrap licenses or licenses of off the shelf software).

     (d) Holdings does not own or license any Intellectual Property.

     SECTION 3.17 Customers.  Section 3.17 of the Disclosure Schedule sets forth
                  ---------
separately, with respect to the 30 largest customers of the Company (based on the dollar volume of purchases during the period from August 9, 2005 to May 31,
2006) (without naming them), (i) the dollar volume of purchases made from the Company by such customer during the period from August 9, 2005 to May 31, 2006, and (ii) the earliest date on which such customer may terminate each contract, agreement, arrangement or undertaking that it has with the Company for any reason other than a failure by the Company to perform its obligations thereunder; provided that, with respect to the largest five customers, such termination date information shall not be specifically identified to any particular customer. Section 3.17 also sets forth the names and addresses of the 20 largest customers of the Company (based on the dollar volume of purchases during the period from August 9, 2005 to May 31, 2006) (the "Material
                                                                        --------
Customers").  Except as disclosed in Section 3.17 of the Disclosure  Schedule or
---------
in a Supplemental Disclosure (as defined in Section 6.11), since August 9, 2005 the Company has not received any written notice that any Material Customer has
(i) ceased, or will cease, to use the Company's products or services; (ii) substantially reduced, or will substantially reduce, the use of such products or services; or (iii) requested a reduced price for the Company's products or services.

     (b) If a written notice is received by the Company from a Material Customer between the date of this Agreement and the MAE Change Date (as defined in
Section 7.4) of the type described in clause (i), (ii) or (iii) of Section 3.17(a) (a "Subsequent Notice"), and such notice is disclosed on a Supplemental
            -----------------
Disclosure, Parent's sole remedy shall be to terminate this Agreement for failure to satisfy a condition set forth in Article VII (if such remedy is available). If Parent waives such remedy and elects to proceed to Closing then Parent shall not be entitled to an indemnification claim with respect to such Subsequent Notice (whether pursuant to Section 10.2 or otherwise). If a Subsequent Notice is received after the MAE Change Date and such notice is disclosed on a Supplemental Disclosure, then Parent shall not be entitled to an indemnification claim with respect to such Subsequent Notice (whether pursuant to Section 10.2 or otherwise). If a Subsequent Notice is received but is not disclosed on a Supplemental Disclosure, Parent shall be entitled to whatever remedies are available to it pursuant to this Agreement resulting from a breach of this Section 3.17. Notwithstanding the foregoing, the provisions of this
Section 3.17(b) shall not apply to any such notice received on or after the date of the Extension Notice (as defined in Section 9.1).

     SECTION 3.18 Certain  Fees.  Neither  Holdings nor the Company has employed
                  -------------
any financial advisor or finder and neither Holdings nor the Company has incurred any Liability for any financial advisory or finders' fees or similar compensation in connection with this Agreement or the transactions contemplated hereby.

     SECTION  3.19 Title to Assets.  (i) Except as set forth in Section  3.19 of
                   ---------------
the Disclosure Schedule, the Company now has and at the Closing will have, good and marketable title, or a valid leasehold interest in and to, the Owned Real Property, the 6 Commerce Boulevard parcel of the Leased Real Property and the assets shown on the June Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances except for Permitted Encumbrances; and (ii) as of the Closing, the Company will have sufficient assets, whether pursuant to ownership, lease, license or other right, to permit Parent to carry on the business of the Company in substantially the same manner as presently conducted by Holdings and the Company. Holdings does not have any assets other than the outstanding Company Common Interest.

     SECTION 3.20  Receivables.  The accounts  receivable  reflected in the June
                   -----------
Balance Sheet or arising thereafter result from bona fide transactions with third parties in the ordinary course of business and are reflected on the June Balance Sheet or (in the case of receivables arising thereafter) in the books and records of Holdings, in each case consistent with past practice, and as of the date of such Balance Sheet none of such accounts receivable was subject to any counterclaim or set-off except to the extent of any established reserves.

     SECTION 3.21 Suppliers.  Section 3.21 of the Disclosure Schedule sets forth
                  ---------
(a) the names of the Company's 20 largest suppliers (based on dollar volume of purchases during the period from August 9, 2005 to May 31, 2006) (each a "Material Supplier") and (b) the amount that each such supplier was paid by the
 ------------------
Company during such period. Except as set forth in a Supplemental Disclosure, the Company has not received any notice nor has any reason to believe that there has been any material increase in the price of such supplies, merchandise or other goods or services, or that any Material Supplier will not sell supplies, merchandise and other goods or services to Parent at any time after the Closing Date on terms and conditions similar to those used in its current sales to the Company, subject to general and customary price increases. To the Knowledge of Holdings, no Material Supplier has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

     SECTION 3.22 Geographic  Limitations.  The Company is not restricted by any
                  -----------------------
written or oral agreement with any other Person from carrying on the Company's business anywhere in the world.

     SECTION 3.23 Records.  The books of account of Holdings and the Company are
                  -------
sufficient, in all material respects, to prepare the Financial Statements in accordance with GAAP. The books and records of Holdings and the Company accurately and fairly reflect, in all material respects, their respective income, expenses, assets and liabilities and each of Holdings and the Company maintains internal accounting controls which provide reasonable assurance that:
(i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and (ii) all intercompany transactions, charges and expenses among or between Holdings, the Company and/or their Affiliates (x) are (other than the transactions between Holdings or the Company and Allied Capital Corporation and the compensation arrangements between Holdings or the Company and the Sellers who are employees of the Company) at fair arms length value and (y) are accurately reflected in all Financial Statements.

     SECTION 3.24 Bank Accounts.  Section 3.24 of the Disclosure  Schedule lists
                  -------------
the names and addresses of all banks and other financial institutions with which Holdings or the Company have accounts (or to which deposits are made on behalf of Holdings or the Company), in each case listing the type of account maintained, the account number therefore, and the names of all Persons authorized to draw thereupon or who have access thereto, and the locations of all safe deposit boxes used by Holdings or the Company.

     SECTION  3.25  Indebtedness.  Except  as set forth on  Section  3.25 of the
                    ------------
Disclosure Schedule, neither Holdings nor the Company has any Indebtedness (as defined below) in excess of $50,000 in the aggregate. As used herein, "Indebtedness" of any Person means, without duplication (i) all indebtedness for
 ------------
borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above, if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

     SECTION 3.26 Absence of Certain  Business  Practices.  To the  Knowledge of
                  ---------------------------------------
Holdings, none of the Company, any officer, employee or agent of the Company, or any other Person acting on the Company's behalf, has, directly or indirectly, within the past three years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company (or assist the Company in connection with any actual or proposed transaction relating to the Company) (i) which could reasonably be expected to subject the Company to any damage or penalty in any criminal or governmental Action, (ii) for any of the purposes described in Section 162(c) of the Code or (iii) for the purpose of establishing or maintaining any concealed fund or concealed bank account. Neither Holdings nor the Company conducts any business outside the United States.

     SECTION 3.27 Disclosure.  No representation or warranty made by Holdings or
                  ----------
any Seller  contained in this  Agreement  nor any  statement  in the  Disclosure
Schedule or any certificate furnished or to be furnished by or on behalf of Holdings, the Company or any Seller to Parent or its representatives pursuant hereto contains or will contain any untrue statement of a material fact or omit to state any material fact required to make the statements contained herein or therein, in light of the circumstances in which it was made, not misleading.

     SECTION 3.28 Disclaimer of Warranties by Holdings.  EXCEPT AS EXPRESSLY SET
                  ------------------------------------
FORTH IN THIS ARTICLE III, HOLDINGS DOES NOT MAKE AND HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO THE COMPANY AND ITS BUSINESS, INCLUDING ANY REPRESENTATIONS OR WARRANTIES AS TO THE FUTURE SALES OR PROFITABILITY OF THE COMPANY OR ITS BUSINESS. ALL OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY HOLDINGS.

                                   ARTICLE IV

            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Except as set forth under the section heading referring to a specific section of this Agreement in the Disclosure Schedule, each Seller severally (as to himself or herself and not as to any other Seller) represents and warrants to Parent that all of the statements contained in this Article IV are true and correct (i) as of the date of this Agreement (or, if made as of a specified date, as of such date) and (ii) as of the Closing Date (or, if made as of a specified date, as of such date) as though made then, as follows:

     SECTION 4.1 Organization and Authority.
                 --------------------------

     Each Seller that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each Seller has all requisite power to execute and deliver this Agreement and the Escrow Agreement and to perform his, her or its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Escrow Agreement and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of each Seller that is an entity and no other corporate, limited liability company or limited partnership proceedings on the part of such Sellers are necessary to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement. This Agreement has been duly executed and delivered by each Seller, and this Agreement constitutes and the Escrow Agreement and each other agreement and instrument to be executed and delivered by such Seller in connection herewith or therewith or pursuant hereto or thereto will constitute, assuming the due execution of this Agreement by Parent and Merger Sub and the Escrow Agreement by Parent, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except that such enforcement may be subject to or limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting the rights of creditors generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     SECTION  4.2  Holdings  Share  Ownership.  Each  Seller is the  record  and
                   --------------------------
beneficial owner of the Holdings Shares, SARs and/or Options, free and clear of any Encumbrances, set forth opposite his, her or its respective names in Section
4.2 of the Disclosure Schedule. Except for this Agreement, the transactions contemplated hereby and the Restructuring Transactions, the SARs and the Options or as set forth in Section 4.2 of the Disclosure Schedule, there are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments or understandings of any character to which any Seller is a party or by which any of his, her or its respective assets are bound and relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of Holdings Shares or Preferred Shares.

     SECTION 4.3 Consents and Approvals; No Violations.
                 -------------------------------------
     (a) Neither the execution and delivery by any Seller of this Agreement the Escrow Agreement and each other agreement and instrument to be executed and delivered by such Seller in connection herewith or therewith or pursuant hereto or thereto nor the performance by any Seller of his, her or its obligations hereunder or thereunder will (i) conflict with or result in any breach of any provision of the certificate of incorporation, certificate of formation, certificate of limited partnership, limited liability company agreement or limited partnership agreement of any Seller that is an entity; (ii) result in the creation or imposition of any Encumbrance upon such Seller's Holdings Shares; (iii) except as set forth in Section 4.3 of the Disclosure Schedule, result in a material violation or breach of or default under (or give rise to any right of termination, cancellation or acceleration), or result in the creation of any Encumbrance under, any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation relating to such Seller or to which such Seller is a party or by which such Seller or any of his, her or its assets used or held for use by such Seller may be bound; (iv) require the consent, approval, wavier, authorization or notification to or of any other Person; or (v) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in Section 4.3(b) hereof have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Authority to which the Seller is subject, excluding from the foregoing clause (v) such violations that would not, individually or in the aggregate, be material to such Seller.

     (b) No filing or registration with, notification to, or authorization, consent or approval of any Governmental Authority is required in connection with the execution and delivery of this Agreement or the Escrow Agreement by any Seller or the performance by any Seller of their obligations hereunder or thereunder, except (i) those that become applicable as a result of matters specifically related to Parent or its Affiliates or (ii) in connection with the HSR Act as provided for in Section 6.5 hereof.

     SECTION 4.4 Certain Fees. No Seller has (a) employed any financial  advisor
                 ------------
or finder or (b) incurred any Liability for any financial advisory or finders' fees or similar compensation in connection with this Agreement or the transactions contemplated hereby.

     SECTION 4.5 Legal  Proceedings,  etc. There are no Actions  pending against
                 ------------------------
any Seller, or, to the knowledge of the Sellers, threatened against or involving any Seller in connection with the business and affairs of such Seller or otherwise before any court, arbitrator or administrative or governmental body, United States or foreign which, if adversely determined, could, individually or in the aggregate, have or reasonably be expected to have any adverse effect on the ability of such Seller to consummate the transactions contemplated hereby. No Seller is subject to any judgment, decree, injunction or order of any court, which would, individually or in the aggregate, reasonably be expected to materially impact the ability of such Seller to perform his, her or its obligations under, or to consummate the transactions contemplated by, this Agreement.

     SECTION 4.6 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS
                 ------------------------
ARTICLE IV OR IN ARTICLE III, THE SELLERS DO NOT MAKE AND HAVE NOT MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO THE SELLERS, HOLDINGS OR THE COMPANY OR THE COMPANY'S BUSINESS, INCLUDING ANY REPRESENTATIONS OR WARRANTIES AS TO THE FUTURE SALES OR PROFITABILITY OF HOLDINGS OR THE COMPANY OR ITS BUSINESS. ALL OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY THE SELLERS.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     In order to induce the Sellers and Holdings to enter into this Agreement, Parent and Merger Sub hereby represent and warrant to the Sellers and Holdings that all of the statements contained in this Article V are true and correct (i) as of the date of this Agreement (or, if made as of a specified date, as of such date) and (ii) as of the Closing Date (or, if made as of a specified date, as of such date) as though made then, as follows:

     SECTION 5.1 Corporate Organization and Authority.
                 ------------------------------------

     (a) Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, as applicable. Other than Merger Sub, the Subsidiaries listed on Exhibit 21 of Publico's most recent Annual Report on Form 10-K, and the Subsidiaries listed on
Schedule 5.1 hereto, Parent does not have any Subsidiaries.

     (b) Parent has the requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Escrow Agreement and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement or the Escrow Agreement. This Agreement has been duly executed and delivered by Parent, and this Agreement constitutes and the Escrow Agreement will constitute, assuming due authorization, execution and delivery of this Agreement and the Escrow Agreement by the other parties hereto and thereto, valid and binding obligations of Parent, enforceable against Parent in accordance with its terms, except that such enforcement may be subject to or limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting the rights of creditors generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     (c) Merger Sub has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by the Board of Directors and sole stockholder of Merger Sub and no other corporate proceedings on the part of Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Merger Sub, and this Agreement constitutes, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except that such enforcement may be subject to or limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting the rights of creditors generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     SECTION 5.2 Consents and Approvals; No Violations.
                 -------------------------------------
     (a) Neither the execution and delivery of this Agreement and the Escrow Agreement nor the performance by Parent of its obligations hereunder or thereunder will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of Parent and its Subsidiaries; (ii) result in a material violation or breach of or default under (or give rise to any right of termination, cancellation or acceleration), or result in the creation of any Encumbrance under, any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation relating to the business of Parent or to which Parent is a party or by which Parent or any of the assets used or held for use by Parent may be bound; (iii) require the consent, approval, waiver or authorization to or of any other Person; or (iv) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in Section 5.2(c) below have been obtained or made, as the case may be, materially violate any order, injunction, decree, statute, rule or regulation of any Governmental Authority to which Parent is subject, excluding from the foregoing clause (iv) such violations that would not, individually or in the aggregate, be material to Parent.

     (b) Neither the execution and delivery of this Agreement nor the performance by Merger Sub of its obligations hereunder will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Merger Sub; (ii) result in a violation or breach of or default under (or give rise to any right of termination, cancellation or acceleration), or result in the creation of any Encumbrance under, any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation relating to the business of Merger Sub or to which Merger Sub is a party or by which Merger Sub or any of the assets used or held for use by Merger Sub may be bound; (iii) require the consent, approval, waiver or authorization to or of any other Person; or (iv) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in Section

5.2(c) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Authority to which Merger Sub is subject, excluding from the foregoing clause (iv) such violations that would not, individually or in the aggregate, be material to Merger Sub.

     (c) Except in connection with the HSR Act as provided for in Section 6.5 hereof, no filing or registration with, notification to, or authorization, consent or approval of, any Governmental Authority is required in connection with the execution and delivery of this Agreement or, in the case of Parent, the Escrow Agreement or the performance by Parent or Merger Sub of their obligations hereunder or thereunder.

     SECTION  5.3 Legal  Proceedings,  etc..  Except  as set forth in  Publico's
                  -------------------------
current and periodic reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, as of the date of this Agreement, there are no Actions pending, or, to the knowledge of Parent, threatened against or involving Parent or Merger Sub or any of their officers, managers or directors in connection with the business or affairs of Parent or Merger Sub before any court, arbitrator or administrative or governmental body, United States or foreign which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby. Neither Parent nor Merger Sub is subject to any judgment, decree, injunction or order of any court, which would, individually or in the aggregate, reasonably be expected to materially impact the ability of Parent or Merger Sub to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, and in the case of Parent, the Escrow Agreement.

     SECTION 5.4 Certain Fees.  Parent has not employed any financial advisor or
                 ------------
finder and Parent has not incurred any Liability for any financial advisory or finders' fees or similar compensation in connection with this Agreement or the transactions contemplated hereby.

     SECTION 5.5 Acquisition of Holdings Shares for Investment.  Parent has such
                 ---------------------------------------------
knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Holdings Shares. Parent is acquiring the Holdings Shares for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Holdings Shares. Parent agrees that the Holdings Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, or any applicable state securities Laws, except pursuant to an exemption from such registration available under the Securities Act of 1933, as amended, or any applicable state securities Laws.

     SECTION 5.6 Financing.  Parent currently has (after taking into account the
                 ---------
Publico guarantee set forth in Section 12.1 of this Agreement) and as of the Closing will have all funds necessary to consummate the transactions contemplated by this Agreement, including the payment at Closing of the Merger Consideration and the payment of all expenses incurred by Parent in connection with the transactions contemplated by this Agreement and the Escrow Agreement.

     SECTION  5.7  Investigation  by  Parent;  Holdings'  Liability.  Parent has
                   ------------------------------------------------
conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of Holdings and the Company and acknowledges that Parent has been provided access to certain personnel, properties, premises and records of Holdings and the Company for such purpose. In entering into this Agreement, Parent has relied solely upon (x) its own investigation and analysis and (y) the representations and warranties of Holdings and the Sellers set forth in Article III and Article IV of this Agreement. Parent agrees, to the fullest extent permitted by Law, that except for claims arising under Article X of this Agreement or a claim of fraud or intentional misconduct, none of Holdings, the Company or any of their respective directors, officers, managers, equityholders, employees, Affiliates, controlling Persons, Sellers, agents, advisors or Representatives shall have any liability or responsibility whatsoever in respect of this Agreement to Parent or its directors, officers, employees, Affiliates, controlling Persons, agents, advisors or Representatives on any basis (including, without limitation, in contract or tort, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made, to Parent or its directors, officers, employees, Affiliates, controlling Persons, advisors, agents or Representatives (or any omissions therefrom) other than the representations and warranties of Holdings and the Sellers set forth in Article III and Article IV of this Agreement, respectively, and the covenants set forth in Article VI hereof, but always subject to the limitations and restrictions contained therein. For avoidance of doubt, this Section 5.7 shall not be deemed to apply to any separate agreement between any member, officer or employee of Holdings or the Company and the Parent or the Surviving Company. Notwithstanding anything to the contrary in this Section 5.7, Parent's and Merger Sub's rights to rely on the representations and warranties of Holdings and the Sellers set forth in this Agreement, the Disclosure Schedule and any other agreement, instrument or certificate delivered in connection herewith or therewith or pursuant hereto or thereto shall not be affected by any investigation with respect thereto conducted by Parent or Merger Sub.

     SECTION 5.8 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS
                 ------------------------
ARTICLE  V,  NEITHER   PARENT  NOR  MERGER  SUB  MAKES  AND  HAS  NOT  MADE  ANY
REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO THE PARENT OR MERGER SUB. ALL OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY PARENT AND MERGER SUB.

                                   ARTICLE VI

                                    COVENANTS

     SECTION 6.1  Conduct of the  Business.  Holdings  agrees  that,  during the
                  ------------------------
period from the date hereof until the earlier of the Closing or the termination of this Agreement, except as (a) expressly provided by the Restructuring Transactions; (b) otherwise expressly contemplated hereby; (c) set forth in
Section 6.1 of the Disclosure Schedule; or (d) consented to by Parent, in writing (which consent may be withheld in Parent's sole discretion), Holdings will, and will cause the Company to:

          (i) use its commercially reasonable efforts to (A) cause the Company's business operations to be conducted in the ordinary course of business; (B) preserve intact the Company's assets, Real Property and business organization in all material respects, including, but not limited to continuing to manage, operate and maintain the Real Property in materially the same manner as prior to the execution of this Agreement and (C) not enter into any lease or sublease with respect to the Real Property;

          (ii) maintain all assets of the Company in a state of repair and condition that materially complies with applicable Law and is consistent with the requirements and normal conduct of the Company's business; provided, however, that the Company may use and replace tangible personal
     --------   -------
     property in the ordinary course of business;

          (iii) continue in full force and effect the insurance coverage under the policies set forth in Section 3.15 of the Disclosure Schedule or substantially equivalent policies;

          (iv) maintain all books and records of Holdings and the Company relating to Holdings' and the Company's business in the ordinary course of business.

          (v) not amend its certificate of formation or limited liability company agreement;

          (vi) not issue,  deliver,  sell,  pledge,  dispose of or encumber,  or
     authorize  or  commit  to  the  issuance,  sale,  pledge,   disposition  or
     encumbrance of any equity interest, or any other ownership interest, in Holdings or the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interest, or any other ownership interest, in Holdings or the Company including, without limitation, any SARs or Options;

          (vii) not declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to the Holdings Shares or the Company Common Interest that would reduce the Estimated Working Capital at Closing below the Target Working Capital;

          (viii) not reclassify, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, the Holdings Shares or the Company Common Interest;

          (ix) other than in the ordinary course of business, not (A) incur any Indebtedness (except for short term Indebtedness incurred in the ordinary course of business in an amount not to exceed $50,000 in the aggregate);
     (B) commit to any new capital expenditures in excess of $25,000 individually or $100,000 in the aggregate; (C) sell or dispose of any of its properties or assets having a value individually or in the aggregate in excess of $25,000; or (D) make any loans, advances or capital contributions to, or investments in, any other Person on behalf of Holdings or the Company;

          (x) other than in the ordinary course of business, not enter into, amend or terminate any Material Contracts (including, without limitation, in connection with obtaining any consent thereunder to the transactions contemplated hereby);

          (xi) perform in all material respects all of Holdings' and the Company's obligations under all of the Material Contracts;

          (xii) other than in the ordinary course of business, not modify or amend the employment arrangements with its officers, enter into or amend any employment, senior management consultant, severance, termination or other similar agreement (except in connection with the hiring of any new employee earning less than $70,000 per year), adopt any new or amend any existing employee benefit plan, program, agreement or arrangement (except as may be required by applicable Law or as necessary or advisable to comply with Section 409A of the Code), or make any loans to any of its officers, directors, employees, agents or consultants;

          (xiii) not enter into any new unrelated line of business or acquire by merging or consolidating with, or by purchasing a material portion of the assets of, or by any other manner, any business or any corporation, partnership, joint stock company, limited liability company, association or other business organization or division thereof;

          (xiv) not enter into any joint venture, partnership or other similar arrangement;

          (xv) not knowingly waive any right of material value to Holdings or the Company or settle or compromise any claim in excess of $50,000 individually or $100,000 in the aggregate;

          (xvi) not adopt a plan of complete or partial liquidation with respect to Holdings or the Company or resolutions providing for or authorizing such a liquidation or dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (xvii) not recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement;

          (xviii) not make or change any material Tax election, change any method of accounting (except as required by changes in GAAP), file any amended Tax Return, settle or compromise any Tax liability, enter into any closing agreement, surrender any claim for refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action in respect of Taxes;

          (xix) not delay or postpone the payment of accounts payable and not accelerate the collection of accounts receivable, in each case other than in the ordinary course of business consistent with past practice;

          (xx) materially comply with all Laws applicable to the operations of the business of the Company; provided, however, that the Company shall have no obligation to comply with any Laws that the Company challenges in good faith;

          (xxi) pay, when due, the required amounts of Taxes related to the business; and

          (xxii) not agree, commit, or adopt any plan or proposal to take any of the actions set forth in clauses (v) through (xix) above.

     SECTION 6.2 Access to Information and Real Property; Confidentiality.
                 --------------------------------------------------------

     (a) Upon reasonable advance notice, between the date hereof and the earlier of the Closing or the termination of this Agreement in accordance with its terms, Holdings shall give Parent and its Representatives full access during normal business hours to the offices, the Real Property, personnel, books, records, contracts, information and documents of Holdings and the Company to conduct such examinations and investigations of Holdings and the Company as Parent reasonably determines necessary. Holdings shall and shall cause the Company to cooperate in all reasonable respects with Parent's examinations and investigations. For purposes of this Agreement, "Representatives" means with
                                                    ---------------
respect to any Person, such Person's counsel, financial advisors, auditors and other authorized representatives, including, without limitation, any agents, contractors, engineers, architects and surveyors.

     (b) Parent will treat and hold any information and materials it receives in the course of the reviews contemplated by Section 6.2(a) in accordance with the confidentiality agreement between Publico and Holdings, dated May 18, 2006 (the "Confidentiality Agreement").
 -------------------------

     SECTION 6.3 Delivery of Monthly Financial Statements. Prior to the Closing,
                 ----------------------------------------
Holdings shall cause to be prepared and delivered to Parent a consolidated balance sheet, income statement and statement of cash flows for Holdings for each fiscal month ending after the date of this Agreement within 30 days of the last day of each such month. All such monthly financial statements delivered pursuant to this Section 6.3 shall be prepared in a manner consistent with the Company's past practice and consistent with GAAP, subject to the normal, recurring and year-end audit adjustments set forth in Section 3.4 of the Disclosure Schedule.

     SECTION  6.4  Reasonable  Best  Efforts.  Upon the terms and subject to the
                   -------------------------
conditions herein provided, each of the parties hereto, with respect to matters involving such party, agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with any party hereto in doing all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) the obtaining of consents, waivers or approvals of third parties, including those set forth in Section 1.3(b)(ix) of the Disclosure Schedule; (iii) the defending of any Lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (iv) the execution and delivery of such instruments, and the taking of such other actions as the other parties hereto may reasonably require in order to carry out the intent of this Agreement; provided, that this Section 6.4 shall not apply with respect to the matters provided for under Section 6.5(a), which matters shall be exclusively governed by that section. Prior to the Closing, Sellers shall cause to be terminated in accordance with their terms the agreements specified on
Section 1.3(b)(ix) as to be terminated, without obligation or liability to Company or Holdings. Sellers shall not and shall not permit Company to waive any rights under any such agreements.

     SECTION 6.5 Governmental Authorizations.
                 ---------------------------

     (a) In connection with the transactions contemplated by this Agreement, Holdings, on the one hand, and Parent, on the other hand, shall, within one business day after the execution of this Agreement, comply with the notification and reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and shall request early termination of the
                          -------
waiting period under the HSR Act. Holdings, on the one hand, and Parent, on the other hand, shall substantially comply with any additional request for information, including requests for production of documents and production of witnesses for interviews or depositions, by any antitrust authority. Parent shall pay the applicable HSR Act filing fee, but Parent and Holdings shall otherwise each be responsible for their own costs of HSR Act compliance.

     (b) Holdings, on the one hand, and Parent, on the other hand, shall promptly file all other necessary registrations and filings and submissions of information requested by any Governmental Authority (other than with respect to the HSR Act, which is the subject of Section 6.5(a) above but not of this
Section 6.5(b)). Each of Parent and Holdings agrees to cooperate with and promptly to consult with, to provide any reasonably available information with respect to, and to provide, subject to appropriate confidentiality provisions, copies of all presentations and filings to or with any such Governmental Authority to Holdings or Parent, as the case may be, or the counsel of Holdings or Parent, as the case may be. Holdings and Parent shall each use its reasonable best efforts to ensure that any required consents, approvals, waivers or other authorizations from such Governmental Authorities are obtained as promptly as practicable and that any conditions set forth in or established by any such Governmental Authorities are wholly satisfied.

     (c) The Company and Holdings will cooperate fully with Parent with respect to all actions necessary to transfer any permits, licenses, variances or authorizations as required by applicable Law.

     SECTION  6.6  Public  Announcements.   No  press  release  or  announcement
                   ---------------------
concerning the transactions contemplated hereby shall be issued by the Company, Parent or Holdings without the prior consent of the other parties; provided,
                                                                       --------
however,  that,  subject  to the  non-releasing  parties'  right to  review  and
-------
comment, (i) upon not less than 24 hours' prior written notice to Holdings, Parent may issue a press release announcing the transactions contemplated by this Agreement, (ii) nothing contained herein shall prohibit any party from making any public announcement required by Law or the rules or regulations of the New York Stock Exchange and (iii) nothing contained herein shall prohibit Parent from making public disclosures to its investors and analysts customary in the ordinary course of business.

     SECTION 6.7 Employee Matters.
                 ----------------
     (a) Each individual who is employed by the Company immediately prior to the Closing Date shall remain an employee of the Company following the Closing Date (each such employee, an "Affected Employee"); provided, however, that this
                           ------------------     --------   -------
Section 6.7 shall not be construed to limit the ability of the Company to terminate the employment of any Affected Employee following the Closing Date in accordance with applicable Law.

     (b) Parent shall recognize each Affected Employee's service with, or recognized by, the Company prior to the Closing Date as service with Parent in connection with any pension plan, 401(k) savings plan and welfare benefit plan (including vacations and holidays) maintained by Parent that is made available by Parent, in its sole discretion and without any obligation to do so, to such employee following the Closing Date and in which such employee elects to participate for purposes of any waiting period, vesting, eligibility and benefit entitlements (but excluding benefit accruals other than vacation) and shall cause all applicable welfare benefit plans to waive any preexisting condition limitation, exclusion or waiting period for the Affected Employees and their dependents, to the same extent such limitations, exclusions or waiting periods were satisfied, covered or waived under similar Company plans. Parent shall credit the Affected Employees with any amounts paid prior to the Closing Date under any Company plan with respect to satisfaction of any applicable deductible amounts and co-payment minimums under any Parent plans established as of the Closing Date which provide similar benefits.

     (c) Parent shall cause the Company to provide any Affected Employee whose employment with the Company or Parent is terminated by the Company or Parent (other than for "cause") during the twelve (12) month period following the Closing, with severance pay in accordance with the past practice of the Company.

     (d) During the 90-day period beginning on the Closing Date, Parent shall not terminate the employment of any Affected Employees so as to cause any "plant closing" or "mass layoff" (as those terms are defined in the WARN Act) such that Holdings has any obligation under the WARN Act that Holdings otherwise would not have had absent such terminations. In the event of any breach by Parent of this
Section 6.7(d), Parent shall, if the representation set forth in Section 3.14(b) is fully accurate, indemnify Holdings for any such obligations.

     (e) Tax  Benefits.  Parent and Sellers  acknowledge  and agree that all tax
         -------------
benefits and deductions accruing as a result of the payments contemplated by this Agreement to holders of the SARs, Options and Phantom Debt shall belong to Holdings. Neither Parent nor Sellers shall take, nor allow any other Person to take, a tax reporting position on any Tax Return or claim that is inconsistent with this Section 6.7(e) unless otherwise required pursuant to the final determination of a Governmental Authority.

     SECTION 6.8 Tax Matters.
                 -----------
     (a) Tax Returns. Holdings shall, or shall cause the Company to, timely file
         -----------
all Tax Returns of or related to Holdings or the Company that are required to be filed (with extensions) on or prior to the Closing Date, and shall pay, or cause the Company to pay, any Taxes shown as due on such Tax Returns. Parent shall prepare and timely file or cause to be timely filed all Tax Returns of Holdings or the Company that include a taxable period (or portion thereof) ending on or prior to the Closing Date and that are required to be filed (with extensions) after the Closing Date (each such Tax Return, a "Post-Closing Tax Return").
                                                    -------------------------
Parent shall prepare any Post-Closing Tax Returns in a manner consistent with Holdings' prior Tax Returns, except as otherwise required by law, and shall provide Sellers' Representative (as defined below) with a copy of any Post-Closing Tax Return within a reasonable period prior to the filing thereof for review and comment. Without the consent of Parent, Holdings shall not file and Sellers shall not cause Holdings or the Company to file, any federal or state Tax Returns prior to Closing or make any Tax election prior to Closing.

     (b) Post-Closing  Payments.  In the case of a Post-Closing Tax Return,  the
         ----------------------
Sellers shall be solely responsible for, and shall pay within five days of a request therefore by the Parent, Taxes shown as due on a Post-Closing Tax Return to the extent such Taxes are allocable under this Section 6.8(b) to a taxable period (or portion thereof) that ends on or prior to the Closing Date, but only if and to the extent such Taxes exceed the amount of Taxes included on the consolidated balance sheet of Holdings dated as of the Closing Date and were included in the calculation of Working Capital. For purposes of allocating Taxes to a pre-Closing period, such pre-Closing tax shall be: (i) in the case of a Tax that is not based on gross or net income or specific transactions, such as real property taxes, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the relevant taxable period through and including the Closing Date, and the denominator of which is the total number of days in such taxable period, and
(ii) in the case of any Tax that is based on gross or net income or specific transactions, the Tax that would be due with respect to the portion of the taxable period through and including the Closing Date, if such portion of the taxable period were a separate taxable period.

     (c) Transfer  Taxes.  Parent and the Sellers shall each pay one half of all
         ---------------
transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest), if any, incurred in connection with the transactions contemplated by this Agreement ("Transfer Taxes"). Parent shall
                                                  --------------
be responsible for preparing and timely filing all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. If required by applicable Law, the Sellers will join in the execution of any such Tax Returns and other documentation.

     (d)  Cooperation.  Parent and the Sellers shall cooperate  fully, as and to
          -----------
the extent reasonably requested by the other party, in connection with the filing of any Tax Returns and any audit, litigation or other proceeding with respect to Taxes of or related to Holdings or the Company. Such cooperation shall include the retention and (upon the other party's reasonable request) the provision of records and information reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of Sellers' Representative and Parent agrees to (i) retain or cause to be retained all books and records in its possession on the Closing Date relating to Tax matters of or pertaining to Holdings or the Company for any taxable period beginning before the Closing Date until expiration of the statute of limitations (including any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing authority and (ii) give each other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, allow the requesting party to take possession of such books and records.

     SECTION 6.9 Audit;  Cooperation.  The Sellers have caused  Holdings and the
                 -------------------
Company to undertake and, as promptly as practicable, to complete an audit (the "Audit") of (a) the consolidated balance sheet of Holdings as of June 30, 2006 and consolidated statements of income and cash flows of Holdings for the period from August 9, 2005 to June 30, 2006 and (b) the consolidated balance sheet of the Predecessor of Holdings as of August 9, 2005 and consolidated statements of income and cash flows of the Predecessor for the period from January 1, 2005 to August 9, 2005. The Company's current auditing firm is conducting the Audit. Following the Closing, each Seller shall provide all cooperation reasonably requested by Publico and its Affiliates in connection with Publico's preparation of financial statements, and, if necessary, an audit of the financial performance of Holdings and the Company, for all periods required in connection with Publico's obligations under applicable Laws, including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such cooperation shall include, but not be limited to, providing full access to any work papers generated in connection with the preparation of financial statements of Holdings and the Company before the Closing Date, and using reasonable efforts to obtain such accountants' consents, comfort letters and legal opinions as may be reasonably requested by Publico or its Affiliates (including, without limitation, by providing management representation letters in customary form).

     SECTION 6.10 Return of Insurance  Receivables.  Within two days of Holdings
                  --------------------------------
or the Company receiving any amounts received by or reimbursed to Holdings or the Company with respect to the Chubb insurance policy held by the Company covering workers compensation claims for the period ending on or about April 4, 2006 (the "Insurance Proceeds"), Parent shall or shall cause the Surviving
            -------------------

Company to, pay each Seller such  Seller's  pro rata share,  on a Fully  Diluted
Basis, of such amount by wire transfer or check. Sellers shall be solely responsible for, and shall indemnify Holdings and the Company against any additional premium or similar payment that may be payable by Holdings or the Company with respect to such Chubb insurance policy, other than to the extent accrued on the Final Statement.

     SECTION  6.11 Update.  Each party hereto will,  not less than three (3) nor
                   ------
more than five (5) business days prior to the anticipated Closing Date, disclose to the other in writing (in the case of Holdings or Sellers by delivering a supplement  to or  substitution  for a  Disclosure  Schedule)  (a  "Supplemental
                                                                    ------------
Disclosure") any event, matter or claim occurring,  arising, failing to occur or
----------
arise, or being asserted by a third party after the date hereof, the occurrence or failure to occur of which would be reasonably likely to cause any representation or warranty made by such party in this Agreement or any Disclosure Schedule of such party to become untrue or inaccurate in any material respect as of the Closing Date. Such delivery of a Supplemental Disclosure shall not affect any rights of any party (i) to terminate for the other party's failure to satisfy the conditions to Closing set forth in Article VII or VIII, if and as applicable, (ii) for indemnification pursuant to Article X (except, with respect to a Supplemental Disclosure relating to (A) Section 3.17, subject to the limitation set forth in such Section, or (B) events occurring after the MAE Change Date and before the date of the Extension Notice (other than to the extent caused by the action or failure to act of the Company or Holdings that has resulted in a Material Adverse Effect (excluding actions taken at the direction or with the prior written consent of Parent), as to which no indemnification shall be available), or (iii) in respect of any claim or cause of action of any party to this Agreement against any other party to this Agreement for fraud for such Person's willful failure to disclose such information prior to the date of this Agreement to the extent that such Person actually knew of the event or circumstances giving rise to the Supplemental Disclosure.

     SECTION 6.12 Further  Assurances.  From and after the Closing Date, each of
                  -------------------
the parties shall execute and deliver such documents and other papers and take such further actions as may reasonably be required to carry out the provisions of this Agreement and the Escrow Agreement and give effect to the transactions contemplated hereby and thereby.

     SECTION 6.13 Restrictive Covenants.
                  ---------------------
     (a) As a material and significant inducement to Parent to enter into this Agreement, and for the consideration set forth in this Agreement, each of the Sellers (other than Allied Capital Corporation) agrees that, for the periods set forth opposite such Seller's name in Section 6.13 of the Disclosure Schedule from and after the Closing Date, such Seller shall not, singly, jointly or as a partner, member, employee, agent, officer, director, manager, stockholder (except as expressly provided below), investor, consultant, independent contractor, or joint venturer of any other person or entity, directly or indirectly: (i) own, manage, control, participate in, consult with, or render services for any competitor with respect to the businesses of the Company (including, without limitation, the magazine fulfillment business currently owned by Time Warner, Hearst Corporation, Strategic Fulfillment Group, Automated Resources Group, Inc., Advantage Computing Systems, or any of their respective successors or assigns, or any of their respective subsidiaries or affiliates); provided, however, any such Seller may seek employment with the fulfillment
--------   -------
departments of publishers who do not have fulfillment operations that service third-party publishers and do not have plans to establish fulfillment operations that service third-party publishers; (ii) in any manner, engage in any business competing with the businesses of the Company or its subsidiaries or affiliates as such businesses exist or are in process on the date hereof or on the Closing Date. Notwithstanding anything herein to the contrary, nothing herein shall prohibit such any Seller from (x) being a passive owner of not more than 2% of the outstanding securities of a corporation that is publicly traded, so long as such Seller has no active participation in the business or management of such entity or (y) engaging in the activities set forth in Section 6.13 of the Disclosure Schedule.

     (b) As a material and significant inducement to Parent to enter into this Agreement, and for the consideration set forth in this Agreement, Allied Capital Corporation agrees that, for a period of three years from and after the Closing Date, it shall not, directly or indirectly , acquire or otherwise obtain control (whether by ownership of equity securities, through any voting or similar agreements or otherwise) of the subscription fulfillment or related business currently owned, directly or indirectly, by Hearst Corporation and Time Warner Inc. Nothing herein shall prevent Allied Capital Corporation from owning , as a passive investor, any class of equity security of the subscription fulfillment or related businesses currently owned, directly or indirectly, by Hearst Corporation and Time Warner Inc., or from entering into lending or other financial arrangements with such businesses that do not result in Allied Capital Corporation acquiring control of such businesses.

     (c) As a material and significant inducement to Parent to enter into this Agreement, and for the consideration set forth in this Agreement, each of the Sellers agrees that, for a period of three years from and after the Closing Date, such Seller shall not, directly or indirectly, either individually, collectively or in combination, for itself or on behalf of any other Person, (i) directly or indirectly solicit the employment of any employee of the Company who is so employed on the date of this Agreement, or (ii) hire any person who on the date of this Agreement is an officer of the Company, unless such officer ceased to be employed by the Company for a period of at least three months prior to such hiring; provided, however, that the foregoing shall not apply if (A) the
              --------   -------
contact is a result of an officer's or employee's response to an employment advertisement directed at the general public, (B) the officer or employee is contacted by an independent recruiter but without specific instructions to solicit one or more of such officers or employees, or (C) the officer or employee initiates the contact with the Seller or its Affiliates. For the avoidance of doubt, the Parties acknowledge and agree that Allied Capital Corporation's ownership of an equity or debt investment in a Person, either as of the date hereof or in the future, shall not, in and of itself, violate the provisions of this Section 6.13(c).

     (d) (i) Each Seller acknowledges that is has acquired and may continue to acquire, certain confidential information (including, without limitation, procedures, memoranda, notes, records and customer lists, whether such information has been or is made, developed or compiled by such Seller or otherwise has been or is made available to such Seller) regarding the business and operations of the Company, its subsidiaries or affiliates. Each Seller acknowledges that such information is unique, valuable and considered to be proprietary by the Company. Such information is referred to in this Agreement as "Confidential Information," except that the following shall not be considered
 -------------------------
Confidential Information: (A) information released from confidential treatment by written consent of the Company and Parent, (B) information disclosed and made available to the general public under operation of law or that is otherwise in the public domain through no act or failure to act on the part of any Seller,
(C) information that was, at the time of receipt, otherwise known to the Seller without restrictions as to use or disclosure, (D) information that becomes known to the Seller from a source other than the Company, which source has no duty of confidentiality with respect to the information, and (E) information that is independently developed by the Seller without reliance on or access to any of the Company's Confidential Information.

          (ii) Each Seller agrees that all Confidential Information is and will remain the property of the Company, and that, from and after the date of this Agreement, such Seller will hold in the strictest confidence all Confidential Information and will not, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or otherwise divulge or transfer to any Person any portion of the Confidential Information or use any Confidential Information for such Seller's own benefit or profit or allow any Person, other than the Company, its authorized affiliates and their authorized employees, to use or otherwise gain access to any Confidential Information.

          (iii) In the event that any Seller or any of its Representatives is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, such Seller shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 6.13. If, in the absence of a protective order or other remedy or the receipt of a written waiver by the Company, such Seller or any of its Representatives is nonetheless in the opinion of its counsel legally compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such Seller or such Representative may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which counsel advises such Seller or its Representative that it is legally required to disclose, provided that such Seller and its Representative shall exercise best efforts to preserve the confidentiality by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal.

          (iv) Each Seller shall return all Confidential Information and all copies thereof, including, without limitation, written and electronic copies, as well as summaries, notes, memoranda, plans, records, reports, computer tapes, printouts and software or other documents, materials or things containing Confidential Information to the Company promptly upon the written request of the Company for any reason and at any time and, if such Seller is an employee of the Company or its subsidiaries or affiliates, upon the termination of such employment; provided that each Seller and its Representatives shall be permitted to retain copies of any Confidential Information that is reasonably required to be retained for applicable financial, tax, regulatory, legal or other purposes.

     (e) Each of the Sellers acknowledges that the restrictions contained in this Section 6.13 applicable to such Seller, in light of the nature of the business in which Holdings and the Company are engaged, are reasonable and necessary to protect the legitimate interests of the Holdings and the Company (and their Affiliates, including, following Closing, Parent), and that any violation of these restrictions would result in irreparable injury to the Holdings and the Company (and their Affiliates, including, following Closing, Parent). Each of the Sellers therefore agrees that, in the event of such

Seller's violation of any of the restrictions applicable to such Seller, Holdings and the Company (and their Affiliates, including, following Closing, Parent) shall be entitled to seek from any court of competent jurisdiction: (i) preliminary and permanent injunctive relief against such Seller; (ii) damages from such Seller (including reasonable legal fees and other costs and expenses); and (iii) an equitable accounting of all compensation, commissions, earnings, profits and other benefits to such Seller arising from such violation; all of which rights shall be cumulative and in addition to any other rights and remedies to which Holdings and the Company (and their Affiliates, including, following Closing, Parent) may be entitled as set forth herein or as a matter of law.

     (f) Each of the Sellers agrees that if any portion of the restrictions contained in this Section 6.13 applicable to such Seller, or the application thereof, is construed to be invalid or unenforceable, the remainder of such restrictions or the application thereof shall not be affected and the remaining restrictions will have full force and effect without regard to the invalid or unenforceable portions. If any restriction is held to be unenforceable because of the area covered, the duration thereof or the scope thereof, each of the Sellers agrees that the court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the restriction shall then be enforceable in its reduced form.

     (g) If any Seller violates any restriction set forth in this Section 6.13 applicable to such Seller, the period of such violation (from the commencement of any such violation until such time as such violation shall be cured by such Seller) shall not count toward or be included in the restrictive period applicable to such Seller.


                                  ARTICLE VII

                   CONDITIONS TO PARENT'S OBLIGATION TO CLOSE

     Parent's obligation to consummate the transactions contemplated herein shall be subject to the satisfaction or written waiver by Parent on or prior to the Closing Date, of each of the following conditions:

     SECTION 7.1 Representations and Warranties;  Covenants. The representations
                 ------------------------------
and warranties of Holdings and the Sellers, without giving any effect to any materiality qualifications therein, shall be true and correct in all respects on and as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such failures to be true and correct which (i) in the aggregate would not have a Material Adverse Effect (but subject to Section 7.4(a)), and (ii) would not have any material adverse effect on the ability of Holdings or any Seller to consummate the transactions contemplated hereby; provided that the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.2, 3.4 (solely with respect to Holdings' or the Company's Annualized Adjusted Net Revenues and Annualized Adjusted EBITDA for the period from August 9, 2005 to June 30, 2006) and 3.8(i) shall be true and correct in all material respects. Holdings and the Sellers shall have, and Holdings shall have caused the Company to have, performed in all material respects each of its respective agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Closing pursuant to the terms hereof. For purposes of this Section 7.1, if (i) the Annualized Adjusted Net Revenues reflected on the Audit for the period from August 9, 2005 to June 30, 2006 are less than $48,194,500 or (ii) if the Annualized Adjusted EBITDA derived from the Audit for the period from August 9, 2005 to June 30, 2006 is less than $7,847,000, then the representations and warranties set forth in Section 3.4 shall not be considered true and correct in all material respects for purposes of this Section 7.1.

     SECTION 7.2 Absence of Legal Proceedings.  At the Closing Date, there shall
                 ----------------------------
be no  injunction,  restraining  order or decree  of any  nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated herein, and no Action shall be instituted, pending or threatened in writing by any Governmental Authority that seeks or would seek to restrain, prohibit or materially change the terms of or obtain damages or other relief (which damages or relief if granted would result in a material adverse effect on Parent or Holdings) in connection with this Agreement or any of the transactions contemplated hereby.

     SECTION 7.3 Consents and  Terminations.  Holdings  shall have  procured the
                 --------------------------
third party consents and terminated the agreements, in each case as set forth in
Section 1.3(b)(ix) of the Disclosure Schedule.

     SECTION 7.4 Additional Conditions.
                 ---------------------

     (a) There shall not have occurred any Material Adverse Effect; provided, however, that notwithstanding anything to the contrary set forth herein, no material adverse effect on the business, properties, assets, financial condition or results of operations of the Company, taken as a whole, arising due to events first occurring between the MAE Change Date (as defined below) and the date of the Extension Notice, if any, shall be considered a Material Adverse Effect for purposes of this Section 7.4(a) or Section 7.1, other than to the extent caused by the action or failure to act of Holdings or any Seller (excluding actions taken at the direction or with the prior written consent of Parent). For purposes of this Agreement, "MAE Change Date" means the later of (i) 31 days
                               -----------------
after the date that Allied Capital Corporation completes its initial filing required pursuant to the HSR Act and (ii) five business days after Holdings' delivery of written notice to Parent (the "Closing Notice") certifying that (A)
                                           --------------
the conditions specified in Sections 7.1, 7.2, 7.3 and 7.4(a) and (b) hereof have been satisfied and (B) Holdings and Sellers are prepared, within five business days thereof, to satisfy the requirements of Sections 7.6 and 7.7 and take all other actions required in connection with the consummation of the transactions contemplated by this Agreement.

     (b) Holdings and Sellers shall not have taken any action, or failed to act, that shall have resulted, or could reasonably be expected to result, in a Material Adverse Effect (excluding actions taken at the direction or with the prior written consent of Parent).

     (c) A period of five business days shall have elapsed since Holdings shall have delivered the completed Audit to Parent.

     SECTION 7.5 HSR Act. The applicable waiting periods,  if any, under the HSR
                 -------
Act (including any extension thereof) shall have expired or been terminated.

     SECTION 7.6  Deliverables.  Pursuant to Sections  1.3(b) and 1.3(e) hereof,
                  ------------
Holdings and each Seller, respectively, shall have delivered or caused to be delivered all of the deliverables required by Sections 1.3(b) and 1.3(e), as applicable. The Escrow Agent shall have delivered to Parent an executed counterpart to the Escrow Agreement.

     SECTION 7.7  Restructuring  Transactions.  The  Restructuring  Transactions
                  ---------------------------
shall have been consummated.

                                  ARTICLE VIII

                  CONDITIONS TO HOLDINGS' OBLIGATIONS TO CLOSE

     Holdings' obligations to consummate the transactions contemplated herein shall be subject to the satisfaction or written waiver, by Holdings on or prior to the Closing Date, of each of the following conditions:

     SECTION 8.1 Representations and Warranties;  Covenants. The representations
                 ------------------------------------------
and warranties of Parent and Merger Sub, without giving any effect to any materiality qualifications or limitations therein shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such failures to be true and correct which would not have a material adverse effect on Parent's and Merger Sub's ability to consummate the transactions contemplated by this Agreement. Parent and Merger Sub shall have performed in all material respects each of their respective agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Closing pursuant to the terms hereof.

     SECTION 8.2 Absence of Legal Proceedings.  At the Closing Date, there shall
                 ----------------------------
be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated herein, and no Action which seeks or would seek to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened in writing by any Person other than a holder of Holdings Shares, SARs or Options, which Action, to the extent determinable, is reasonably likely to succeed on its merits and would likely have a Material Adverse Effect.

     SECTION 8.3 HSR Act. The applicable waiting periods,  if any, under the HSR
                 -------
Act (including any extension thereof) shall have expired or been terminated.

     SECTION 8.4  Deliverables.  Parent and Merger Sub shall  have,  pursuant to
                  ------------
Sections  1.3(c) and (d)  hereof,  delivered  all the  deliverables  required by
Section 1.3(c) and (d) hereof. The Escrow Agent shall have delivered to Holdings an executed counterpart to the Escrow Agreement.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.1 Termination.  Notwithstanding  anything herein to the contrary,
                 -----------
this Agreement may be terminated at any time prior to the Closing by:

     (a) the mutual written consent of Holdings and Parent;

     (b) Parent in the event that any condition set forth in Article VII hereof shall not be satisfied and shall not be reasonably capable of being satisfied by the Termination Date (as defined below in this Section 9.1).

     (c) Holdings in the event that any condition set forth in Article VIII hereof shall not be satisfied and shall not be reasonably capable of being satisfied by the Termination Date;

     (d) Holdings if at any time at least 61 days after the date hereof, it delivers at least 30 days' prior written notice of termination to Parent, if at the time of such notice (i) the condition set forth in Sections 7.5 and 8.3 has not been satisfied, (ii) Holdings shall have delivered a Closing Notice more than six business days prior to the delivery of such written notice (which Closing Notice remains true and correct) and (iii) the other conditions to closing set forth in Sections 7.1 to 7.4 shall have been satisfied; provided
                                                                        --------
that a termination pursuant to this Section 9.1(d) will be ineffective if the condition specified in Sections 7.5 and 8.3 hereof is subsequently satisfied and Parent proceeds to consummate the transactions contemplated by this Agreement prior to expiration of such 30-day notice period;

provided, however, that no party may terminate this Agreement pursuant to clause
--------  -------
(b) or (c) above if the failure of the applicable condition in Article VII or VIII, as the case may be, to be satisfied results from the willful and material breach of any covenant in this Agreement (i) by Holdings in the case of a termination by Holdings or (ii) by Parent in the case of a termination by Parent. For purposes of this Agreement, "Termination Date" means (A) 135 days
                                           -----------------
after the date hereof or (B) if Holdings has delivered written notice to Parent prior to 135 days after the date hereof electing to extend the Termination Date until the date specified in such notice (but no later than 225 days after the date hereof) (an "Extension Notice") and, at the time of such Extension Notice,
                  -----------------
(x) the condition set forth in Sections 7.5 and 8.3 has not been satisfied, (y) Holdings shall have delivered a Closing Notice (which Closing Notice remains true and correct), and (z) the other conditions set forth in Sections 7.1 to 7.4 shall have been satisfied, then the date specified in such Extension Notice.

     SECTION  9.2  Procedure  and  Effect  of  Termination.   In  the  event  of
                   ---------------------------------------
termination of this Agreement and abandonment of the transactions contemplated hereby by the parties hereto pursuant to Section 9.1 hereof, written notice thereof shall be given by the party so terminating to the other parties and this

Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by Holdings and Parent. If this Agreement is terminated pursuant to Section 9.1 hereof:

     (a) each party shall redeliver all documents, work papers and other materials of the other parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with the Confidentiality Agreement pursuant to Section 6.2(b) hereof;

     (b) all filings, applications and other submissions made pursuant hereto shall, at the option of Holdings, and to the extent practicable, be withdrawn from the agency or other Person to which made; and

     (c) there shall be no liability or obligation hereunder on the part of the Sellers, the Company, Holdings, Parent or Merger Sub or any of their respective officers, managers, directors, employees, partners, Affiliates, controlling
Persons, agents, advisors or Representatives, except that (i) Holdings or Parent, as the case may be, may have liability to the other party if the basis of termination is a willful, material breach by Holdings or Parent, as the case may be, of one or more of the provisions of this Agreement, including but not limited to liability for the non-breaching party's expenses related to the transaction including fees and expenses of counsel, accountants or other professionals retained for the purpose of considering the transaction, (ii) Parent shall reimburse Holdings for the cost of conducting the Audit and (iii) that the obligations provided for in Section 6.2(b), Section 10.2 and, except as modified by clause (i), Section 11.5 hereof shall survive any such termination.

                                   ARTICLE X

                                 INDEMNIFICATION

     SECTION 10.1 Survival.
                  --------

     (a)  Except  as  otherwise   provided  in  Section   10.1(b)   below,   the
representations and warranties made herein shall survive the Closing and continue in full force and effect for a period of eighteen months thereafter, it being the intention of the parties to shorten the statute of limitations with respect to any claim relating to a breach or inaccuracy of such representations and warranties.

     (b) The representations and warranties contained in Sections 3.1 (Corporate Organization and Authority), 3.2 (Capitalization), 3.7 (Taxes), 3.18 (Certain
Fees), 4.1 (Authority), 4.2 (Holdings Share Ownership), 4.4 (Certain Fees), 5.1 (Corporate Organization and Authority) and 5.4 (Certain Fees) hereof shall survive the Closing and continue in full force and effect until thirty (30) days following the expiration of the applicable statute of limitations, or if no statute of limitation is applicable, indefinitely. The representations and warranties contained in Sections 3.9 (Environmental Matters) and Section 3.19(i)

(Title to Assets) shall survive the Closing and continue in full force and effect for a period of four (4) years following the Closing Date.

     (c) Notwithstanding any other provision of this Section 10.1 to the contrary, any representation or warranty in respect of which indemnification may be sought under Section 10.2 or Section 10.3 hereof and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 10.1 if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity is sought prior to such time. Any agreements of the parties requiring performance under this Agreement prior to the Closing shall not survive beyond the Closing Date.

     SECTION 10.2 Indemnification Provisions for Benefit of Parent.
                  ------------------------------------------------
     (a) Other than in respect of Taxes and Sections 10.2(b)(ii) and 10.2(b)(iii), which shall be governed by Section 10.2(b) hereof, in the event that Holdings or the Sellers breach any of their representations or warranties under this Agreement or any other agreement or instrument executed or delivered in connection herewith or pursuant hereto or any such representation or warranty is inaccurate or breaches or defaults in the performance of any of their covenants under this Agreement or any other agreement or instrument executed or delivered in connection herewith or pursuant hereto (each, a "Holdings Breach")
                                                               ---------------
and Sellers' Representative (as defined in Section 11.16 hereof) receives a written claim for indemnification from Parent within the survival period set forth in Section 10.1 hereof, then each Seller, severally and not jointly, agrees to indemnify Parent from and against such Seller's pro rata share on Fully Diluted Basis of any Adverse Consequences (as defined below) caused by any Holdings Breach; provided, however, that the Sellers shall not have any
                   --------   -------
obligation to indemnify Parent from and against any Adverse Consequences caused by a Holdings Breach (i) until Parent has suffered aggregate Adverse Consequences by reason of all such breaches in excess of $500,000 (such amount, the "Indemnification Basket") and until after such amount is reached; provided
     -----------------------                                            --------
that after such amount is reached, the Sellers shall indemnify Parent for $250,000 (or 50% of the Indemnification Basket) (except with respect to Indemnification for breaches of Sections 3.8(i), 3.18 or 4.4, for which the Sellers shall indemnify Parent from the "first dollar" of such breach without regard to the Indemnification Basket); provided that any Adverse Consequences
                                         --------
arising from or relating to fraud or willful misconduct shall not be subject to, or limited by the Indemnification Basket; or (ii) to the extent the Adverse Consequences Parent has suffered by reason of all such Holdings Breaches exceed $14,000,000 (such amount, the "Indemnification Cap") (after which point the
                                   --------------------
Sellers shall have no obligation to indemnify Parent from and against any further such Adverse Consequences resulting from any Holdings Breach); provided
                                                                        --------
that any  Adverse  Consequences  arising  from or  relating  to  Section 3.8(i),
Section 4.2 (Holdings Share Ownership) and fraud or willful misconduct shall not be subject to, or limited by the Indemnification Basket or the Indemnification Cap. For purposes of this Agreement, "Adverse Consequences" shall mean all
                                          ---------------------
demands, charges, judgments, settlement payments, awards, orders, decrees, rulings, damages, dues, penalties, fines, costs, Liabilities, losses, fees and expenses, including, without limitation reasonable attorney's fees; provided
                                                                        --------
that, except as provided in Section 10.4, Adverse Consequences shall not include
----
lost profits or consequential, punitive, treble or similar damages.

     (b) Each Seller shall, severally but not jointly, be liable for, and hold Parent and the Surviving Company harmless from and against such Seller's pro rata share on a Fully Diluted Basis of (i) any Adverse Consequences relating to:
(A) Taxes of Holdings or the Company, to the extent allocable (under the principles of Section 6.8(b) hereof) to a taxable period (or portion thereof) ending on or prior to the Closing Date except to the extent such Taxes are reflected as Current Liabilities on the Final Statement and used to calculate Working Capital; (B) any breach of the representations contained in Section 3.7 hereof; and (C) Taxes of any other Person for which Holdings, the Company or Parent may be held liable pursuant to any agreement or contract, whether written or unwritten, entered into by Holdings or the Company on or before the Closing Date, or as a transferee or successor, by contract or otherwise, (ii) any Adverse Consequences resulting from any termination that results from the Merger of either (A) the lease listed as Item 2 of Section 3.12 of the Disclosure Schedule or (B) the agreement with the client identified as "Client G" in
Section 3.17 of the Disclosure Schedule and (iii) any fines, costs, fees and expenses arising out of the matter disclosed on Section 3.10(b) of the Disclosure Schedule. Furthermore, the Company shall not execute any Document (as defined in Section 3.10(b) of the Disclosure Schedule) that contains any material change from the Document previously presented to Parent without Parent's prior written consent, which consent shall not be unreasonably withheld. The obligations of each Seller under this Section 10.2(b) hereof shall not be subject to the Indemnification Basket or the Indemnification Cap.

     (c) Each Seller shall, severally but not jointly, be liable for and hold Parent and the Surviving Company harmless from and against such Seller's pro rata share on a Fully Diluted Basis of any Adverse Consequences relating to the termination of the agreements set forth in Section 1.3(b)(ix) of the Disclosure Schedule.

     (d) Any Adverse Consequences to which Parent is entitled to indemnification pursuant to this Section 10.2 shall be satisfied, to the extent possible, by release of funds held pursuant to the Escrow Agreement, a portion of which funds shall remain in escrow for 18 months following the Closing Date, subject to the terms of the Escrow Agreement. Any additional amounts to which Parent is entitled to indemnification pursuant to this Section 10.2 shall be satisfied by the Sellers, pro rata on a Fully Diluted Basis.

     (e) If Parent asserts a claim for indemnification under this Article X for all or part of which Holdings or the Company would be entitled to indemnification under the Prior Agreements, then the Parent will, promptly upon request of the Sellers' Representative, and will cause the Surviving Company and the Company to, assign to Sellers the rights of Holdings and the Company to such indemnification under the Prior Agreements and, subject to satisfaction in full of the claim asserted by Parent, any rights to receive amounts escrowed with respect thereto pursuant to the Prior Agreements, which rights Sellers shall be entitled to pursue at their sole risk and expense with respect to the costs and expenses (including attorney's fees) of pursuing such claim and claims and Adverse Consequences resulting from any counterclaims or demands by the parties to such litigation. If Holdings and the Company are not permitted to assign such claim then they will permit Sellers to proceed in the name of Holdings and the Company, at the same risk and expense to Sellers described above. Parent shall use its reasonable efforts to notify the Sellers' Representative in writing of any claim for indemnification for all or part of which the Surviving Company or the Company would be entitled to indemnification under the Prior Agreements.

     SECTION  10.3  Indemnification  Provisions  for Benefit of Sellers.  In the
                    ---------------------------------------------------
event Parent or Merger Sub breach any of their representations or warranties under this Agreement or any such representation or warranty is inaccurate or Parent or Merger Sub breaches or defaults in the performance of any of their covenants under this Agreement or any agreement or instrument executed in connection herewith (each, a "Parent Breach") and Parent receives a written
                                 --------------
claim  for   indemnification   from  Sellers'   Representative  (as  defined  in
Section 11.16 hereof) within the survival period set forth in Section 10.1 hereof, then Parent agrees to indemnify each Seller, on a pro rata Fully Diluted Basis, against any Adverse Consequences caused by Parent Breach; provided,
                                                                       --------
however, that Parent shall not have any obligation to indemnify the Sellers from
-------
and against any Adverse Consequences caused by a Parent Breach (i) until the Sellers have suffered aggregate Adverse Consequences by reason of all such Parent Breaches in excess of the Indemnification Basket and until after such amount is reached; provided that after such amount is reached, Parent shall
                    --------
indemnify Seller for $250,000 (or 50% of the Indemnification  Basket);  provided
                                                                        --------
further  that any  Adverse  Consequences  arising  from or  relating to fraud or
-------
willful misconduct shall not be subject to, or limited by the Indemnification Basket or (ii) to the extent the Adverse Consequences the Sellers have suffered by reason of all such Parent Breaches exceed the Indemnification Cap (after which point Parent shall have no obligation to indemnify Holdings from and against any further such Adverse Consequences resulting from any Parent Breach); provided that any Adverse Consequences arising from or relating to fraud or
--------
willful  misconduct  shall not be subject to, or limited by the  Indemnification
Cap.

     SECTION  10.4  Special  Indemnification  Provisions  for Benefit of Parent.
                    -----------------------------------------------------------
Sellers shall or shall cause Holdings to seek to obtain the consent to the transactions contemplated hereby of the landlord at the 6 Commerce Boulevard parcel of Leased Real Property (it being understood and agreed that in connection with seeking such consent, Parent shall, if requested, offer to guarantee the obligations under the lease); provided, however, that in the event
                                            --------  -------
that Sellers do not deliver such consent to Parent, each Seller severally agrees to indemnify and hold harmless Parent and the Surviving Company from and against such Seller's pro rata share on a Fully Diluted Basis of any and all Adverse Consequences caused by or arising from the failure to obtain such consent. By way of example and not limitation, Adverse Consequences shall include but not be limited to (a) costs, charges and expenses incurred by the Company as a result of the 6 Commerce Boulevard landlord's termination of the subject lease as a result of consummation of the transaction described in this Agreement; (b) costs, fees and expenses arising out of, resulting from or incurred in connection with any attempted termination or actual termination of the 6 Commerce Boulevard lease by the landlord thereunder as a result of consummation of the transaction set forth in this Agreement, and (c) any damages due the 6 Commerce Boulevard landlord arising out of, related to or resulting from said landlord's termination of the 6 Commerce Boulevard lease as a result of consummation of the transaction described in this Agreement. The indemnification obligations of each Seller under this Section 10.4 shall not be subject to the Indemnification Basket or the Indemnification Cap.

     SECTION  10.5  Exclusive  Remedy.  In the  absence of fraud or  intentional
                    -----------------
misconduct, Parent, the Sellers and Holdings acknowledge and agree that following the Closing the foregoing indemnification provisions in this Article X shall be the exclusive remedy of Parent, the Sellers and Holdings with respect to the transactions contemplated by this Agreement.

     SECTION 10.6 Manner of Payment.  Any  indemnification  payments pursuant to
                  -----------------
this Article X shall be effected by wire transfer of immediately available funds to an account designated by the indemnified Person within ten days after the final determination thereof.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1 Certain Definitions. For purposes of this Agreement:
                  -------------------

     (a) "Material  Adverse Effect" shall mean a material  adverse effect on the
          ------------------------
business, properties, assets, financial condition or results of operations of the Company, taken as a whole, except to the extent such adverse effect results from, (i) general economic, financial or market conditions in any of the geographic areas in which the Company operates; (ii) conditions caused by acts of terrorism or war (whether or not declared); (iii) conditions or circumstances generally affecting the businesses or industries, as a whole, in which the Company operates; (iv) the entering into of this Agreement with Parent; (v) any changes in applicable Laws, ordinances, rules and regulations of any federal, state, local or foreign governmental authority or the official interpretations thereof; or (vi) any changes in GAAP.

     (b)  "Knowledge  of  Holdings"  shall  mean  the  actual  knowledge  of the
           -----------------------
individuals set forth in Section 11.1 of the Disclosure Schedule.

     SECTION 11.2 Notices. Any notices, demands, requests, consents or approvals
                  -------
required or permitted by this Agreement must be in writing and addressed to the other party at the address set forth below, or at such other address as either party may designate from time to time in writing in accordance with this
Section:

                  If to Parent or Merger Sub, to:

                  c/o Amrep Corporation
                  300 Alexander Park, Suite 204
                  Princeton, NJ 08540
                  Attn: Irving Needleman, Esq.
                  Telecopy: (609) 716-8220

                  With copy to (which copy shall not constitute notice):

                  Drinker Biddle & Reath LLP
                  One Logan Square
                  18th and Cherry Streets
                  Philadelphia, PA  19103-6996
                  Attn: F. Douglas Raymond, III, Esq.
                  Telecopy: (215) 988-2757

                  If to Holdings, to:

                  11 Commerce Boulevard
                  Palm Coast, FL  32164
                  Attn: John Meneough, CEO
                  Telecopy:  (386) 446-3635

                  If to the Sellers' Representative, to:

                  Allied Capital Corporation
                  1919 Pennsylvania Avenue, NW
                  Washington, D.C. 20006-3434
                  Attn: George Ferris
                  Telecopy: (202) 721-6101

                  With  copies,  in the  case of  notice  to  Holdings  or the
                  Sellers'   Representative,   to  (which   copies  shall  not
                  constitute notice):

                  DLA Piper US LLP
                  1200 Nineteenth Street, NW
                  Washington, D.C. 20036-2412
                  Attn: Anthony H. Rickert, Esq.
                  Telecopy: (202) 223-2085

     If to the Sellers, to the address for such Seller set forth in a written notice from the Sellers' Representative delivered to Parent on or prior to the date hereof.

     Notice is deemed given (a) when delivered personally to the recipient, (b) when sent by facsimile with a copy of such facsimile sent to the recipient by reputable overnight courier service (charges prepaid) on the same day, (c) five days after deposit in the U.S. mail, mailed by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid).

     SECTION  11.3  Interpretation.  When a  reference  is made  to an  Article,
                    --------------
Section or Schedule, such reference shall be to an Article, Section or Schedule of or to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 11.4 Amendments, Modification and Waiver.
                  ------------------------------------

     (a) This Agreement, and the terms and provisions hereof, may not be modified, waived or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought (or, in the case of a waiver, by the intended beneficiary of the waived term or provision).

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     SECTION 11.5 Expenses.
                  --------

     (a) Except as otherwise provided herein, each party shall pay its own out-of-pocket costs and expenses incurred in connection with this Agreement; it being understood that all such expenses incurred by Holdings or the Company prior to the Closing Date which have not been paid as of the Closing and are not reflected in the Closing Statement shall be borne by the Sellers, pro rata on a Fully Diluted Basis.

     (b) Unless otherwise indicated, all dollar amounts stated in this Agreement are stated in U.S. currency, and all payments required under this Agreement shall be paid in U.S. currency in immediately available funds.

     SECTION 11.6 Release.  Effective as of the Closing Date,  each Seller,  for
                  -------
and on behalf of such Seller and its successors and assigns, as applicable (collectively, the "Seller Releasing Parties"), hereby irrevocably and
                       ---------------------------
unconditionally releases and forever discharges Holdings and the Company and each of their respective directors, officers, stockholders, agents, past or present employees, representatives, attorneys, predecessors, successors, parents, affiliates, insurers, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them, including, without limitation, Parent (collectively, the "Released Parties"), of and from
                                                 ----------------
any and all actions, causes of action, suits, debts, charges and expenses (including attorneys' fees and costs), of any nature whatsoever, whether arising out of federal, state or local statute, rule or ordinance and any other claims in law or equity, whether asserted or unasserted, known or unknown, fixed or contingent, direct or indirect (collectively, the "Seller Claims"), which the
                                                     -------------
Seller Releasing Parties ever had or now has, or hereafter may have against the Released Parties, or any of them, arising from any event or occurrence on or before the Closing Date, other than employment-related claims or claims arising with respect to this Agreement or any other agreement entered into by the Seller Releasing Parties upon or in connection with the Closing. For the sake of clarity, from and after the Closing, Sellers shall have no claims or rights to indemnity or contribution from Company or the Surviving Company with respect to any inaccuracy in or breach of any representation, warranty or covenant of Company or the Holdings made or to be performed prior to the Effective Time.

     SECTION 11.7 Successors and Assigns; Binding Effect. Neither this Agreement
                  --------------------------------------
nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence and notwithstanding anything to the contrary, this Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION  11.8  Governing  Law.  This  Agreement  shall be  governed  by and
                    --------------
construed in accordance with the Laws of the State of Delaware (regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

     SECTION 11.9 Jurisdiction; Forum.
                  -------------------

     (a) By the execution and delivery of this Agreement, Parent, the Sellers, Holdings and the Company submit to the personal jurisdiction of any state or federal court in the State of Delaware in any suit or proceeding arising out of or relating to this Agreement.

     (b) The parties hereto agree that the appropriate and exclusive forum for any disputes between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in the State of Delaware. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit
                         --------   -------
the rights of the parties to obtain execution of judgment in any other jurisdiction. The parties hereto further agree, to the extent permitted by Law, that final and unappealable judgment against a party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

     SECTION  11.10  Severability.  If any  term  or  other  provision  of  this
                     ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provision of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced and so long as the effect of such determination does not affect the economic or legal substance of the transactions contemplated herein in any manner materially adverse to any party hereto, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     SECTION 11.11 Third Party Beneficiaries. Nothing in this Agreement, express
                   -------------------------
or implied, is intended or shall be construed to create any third party beneficiaries.

     SECTION 11.12 Schedules; Materiality.
                   ----------------------

     (a)  Disclosure  of any  fact  or  item in any  section  of the  Disclosure
Schedule referenced by a particular paragraph or section in this Agreement, shall, should the existence of the fact or item or its contents be readily apparent to be relevant to and obviously related to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

     (b) Certain of the representations and warranties set forth in this Agreement contemplate that there will be included in the Disclosure Schedule information that might be "material" or have a "material adverse effect." The Company, Holdings, the Sellers or Parent may elect to include in such schedules items that are not material or are not likely to have a "material adverse effect," and, in order to avoid any misunderstanding, any such inclusion shall not be deemed to be an acknowledgment or representation that such items are material or would have a "material adverse effect," to establish any standard of materiality or "material adverse effect," or to define further the meaning of such terms for purposes of this Agreement.

     (c) Any and all references in this Agreement to information or matters that might be "material" to or have a "material adverse effect" on Holdings shall be deemed to also refer to any information or matters that might be "material" to or have a "material adverse effect" on the Company. Any and all references in this Agreement to information or matters that might be "material" to or have a "material adverse effect" on the Company shall be deemed to also refer to any information or matters that might be "material" to or have a "material adverse effect" on Holdings.

     SECTION 11.13 Entire  Agreement.  This Agreement,  the Escrow Agreement and
                   -----------------
the Confidentiality Agreement, including any exhibits or schedules to such agreements, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof. The only representations and warranties made by the parties hereto with respect to the subject matter hereof are the representations and warranties contained in or made pursuant to this Agreement.

     SECTION  11.14  Counterparts;  Facsimile  Delivery.  This  Agreement may be
                     ----------------------------------
signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic mail is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile, telecopy or scanned document is to be re-executed in original form by the parties who executed the facsimile, telecopy or scanned document. No party may raise the use of a facsimile machine, telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile, telecopier or electronic mail as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Agreement.

     SECTION 11.15 Specific Performance.
                   --------------------

     (a) Holdings acknowledges that the Company's business is unique and recognizes and affirms that in the event of a breach of this Agreement by Holdings, money damages may be inadequate and Parent may have no adequate remedy at law. Accordingly, Holdings agrees that Parent shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Holdings' obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

     (b) Parent acknowledges that the Company's business is unique and recognizes and affirms that in the event of a breach of this Agreement by Parent, money damages may be inadequate and Holdings may have no adequate remedy at law. Accordingly, Parent agrees that Holdings and the Company shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and Parent's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

     SECTION  11.16  Sellers'  Representative.  Each Seller  hereby  authorizes,
                     ------------------------
directs and appoints Allied Capital Corporation to act as sole and exclusive agent, attorney-in-fact and representative (the "Sellers' Representative") and
                                                  ------------------------
authorizes and directs the Sellers' Representative to (i) take any and all actions (including, without limitation, executing and delivering any documents, and any amendments of waivers thereto, incurring any costs and expenses on behalf of the Sellers and making any and all determinations) which may be required or permitted by this Agreement or the Escrow Agreement to be taken by the Sellers, including, without limitation, any determinations with respect to the decision whether to dispute or settle upon the calculation of Working Capital as set forth on the Closing Statement pursuant to Section 2.4 hereof, any determination as to Tax matters, any claim for or settlement with respect to indemnification pursuant to Section 10.2 hereof or the release of any portion of the Escrow Amount pursuant to the Escrow Agreement; (ii) exercise such other rights, power and authority, as are authorized, delegated and granted to the Sellers' Representative pursuant to this Agreement or the Escrow Agreement; and
(iii) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Sellers' Representative consistent therewith, shall be absolutely and irrevocably binding on each Seller as if such Seller personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Seller's capacity. Each Seller agrees that the Sellers' Representative shall not be liable for any actions taken or omitted to be taken under or in connection with this Agreement, the Escrow Agreement or the transactions contemplated hereby or thereby, except for such actions taken or omitted to be taken resulting from the Sellers' Representative's willful misconduct or gross negligence. Each Seller hereby releases and forever discharges Sellers' Representative of and from any and all actions, other than actions resulting from Sellers' Representative's willful misconduct or gross negligence, and other obligations of whatever kind, known or unknown, arising from or related to actions taken by Sellers' Representative on behalf of such Seller pursuant to this Agreement or the Escrow Agreement. Notwithstanding anything to the contrary in this Section 11.16, nothing in this
Section 11.16 shall obligate Allied Capital Corporation to act as sole and exclusive agent, attorney-in-fact and representative on behalf of the Sellers. In the event that Allied Capital Corporation chooses not to act as Sellers' Representative as to any issue relating to the transactions contemplated by this Agreement, Allied Capital Corporation shall provide written notice to all Sellers of such decision. Allied Capital Corporation's decision to refrain from acting as Sellers' Representative as to any issue shall in no way affect its authority to act as Sellers' Representative as to any other matter within the grant of authority set forth in this Section 11.16. If Allied Capital Corporation decides to refrain from acting as Seller's Representative in connection with any issue as set forth in this Section 11.16, any party hereto that has received notice of such decision that is required to give any notice to or take any other action with respect to the Seller's Representative shall be deemed to have satisfied such obligation by giving such notice or taking such action with respect to each Seller at the last known address for each Seller provided to such party.

                                  ARTICLE XII

                                    GUARANTEE

     SECTION  12.1  Publico  Guarantee.  In  consideration  of the  transactions
                    ------------------
contemplated by this Agreement, Publico hereby unconditionally guarantees to Holdings that, in the event that Parent fails to fully pay the Merger Consideration when due in accordance with the terms of this Agreement, Publico will pay the portion of the Merger Consideration not paid by Parent.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized managers or officers, as the case may be, as of the date and year first above written.



                                               PALM COAST DATA HOLDCO, INC.


                                               By: /s/ John Meneough
                                                   -----------------------------
                                                   Name: John Meneough
                                                   Title:   President and CEO


                                               PALM COAST DATA, LLC


                                               By: /s/ John Meneough
                                                   -----------------------------
                                                   Name: John Meneough
                                                   Title:   President and CEO


                                               KABLE MEDIA SERVICES, INC.


                                               By: /s/ Michael P. Duloc
                                                   -----------------------------
                                                   Name: Michael P. Duloc
                                                   Title:   President


                                               GLEN GARRY ACQUISITION, INC.


                                               By: /s/ Michael P. Duloc
                                                   -----------------------------
                                                   Name: Michael P. Duloc
                                                   Title:   President


                      Solely for the purposes of Section 12.1 of this Agreement:

                                               AMREP CORPORATION


                                               By: /s/ Peter M. Pizza
                                                   -----------------------------
                                                   Name: Peter M. Pizza
                                                   Title:   Vice President

                                               SELLERS

                   Each Seller hereby approves and adopts this Agreement and the Merger, as evidenced by his, her or its signature below:


                                               /s/  Brian Martin
                                               -----------------------------
                                               Brian Martin


                                               /s/ Danielle Clymer
                                               -----------------------------
                                               Danielle Clymer


                                               /s/ James Patterson
                                               -----------------------------
                                               James Patterson


                                               /s/ Jill Garrison
                                               -----------------------------
                                               Jill Garrison


                                               /s/ John Meneough
                                               -----------------------------
                                               John Meneough


                                               /s/ Lawrence Pieart
                                               -----------------------------
                                               Lawrence Pieart


                                               /s/ Lynn Lawson
                                               -----------------------------
                                               Lynn Lawson


                                               /s/ Michael Speichinger
                                               -----------------------------
                                               Michael Speichinger


                                               /s/ Mike Fox
                                               -----------------------------
                                               Mike Fox


                                               /s/  Neil Gordon
                                               -----------------------------
                                               Neil Gordon

                                               /s/ Peter Beaudet
                                               -----------------------------
                                               Peter Beaudet


                                               /s/ Richard Hovey
                                               -----------------------------
                                               Rich Hovey


                                               /s/ Robert Elkin
                                               -----------------------------
                                               Robert Elkin


                                               /s/ Russell Sanders
                                               -----------------------------

                                               Russell Sanders


                                               ALLIED CAPITAL CORPORATION


                                               By: /s/ George Ferris
                                               -----------------------------
                                               Name: George Ferris
                                               Title:   Principal